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As filed with the Securities and Exchange Commission on March 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Precision Castparts Corp.
(Exact Name of Registrant as Specified in its Charter)

Oregon	3320	93-0460598
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4650 S.W. Macadam Ave., Suite 440
Portland, Oregon 97239
(503) 417-4800
(Address, including zip code and telephone number,
including area code, of registrant's principal executive offices)

William D. Larsson
Senior Vice President and Chief Financial Officer
Precision Castparts Corp.
4650 S.W. Macadam Ave., Suite 440
Portland, Oregon 97239
(503) 417-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ruth A. Beyer, Esq.
Reed W. Topham, Esq.
Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, Oregon 97204
(503) 224-3380

Exact name of additional registrants*	Jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Advanced Forming Technology, Inc.	Colorado	3320	84-1044282
Avibank Mfg., Inc.	Delaware	3452	95-1504250
Cannon-Muskegon Corporation	Michigan	3452	38-1411693
Carmet Company	South Carolina	3320	57-0862054
Carmet Investors, Inc.	Georgia	3320	20-0682527
Greenville Metals, Inc.	Pennsylvania	3452	23-2298351
Greer Stop Nut, Inc.	Tennessee	3452	62-1481593
Howell Penncraft, Inc.	Delaware	3452	23-1731695
International Extruded Products, LLC	New York	3320	16-1480823
J&L Fiber Services, Inc.	Wisconsin	3320	39-1731801
M. Argueso & Co., Inc.	Delaware	3452	38-3418455
Metalac Fasteners, Inc.	Illinois	3452	36-4033387
NSS Technologies, Inc.	Michigan	3452	38-1941474
PCC Airfoils LLC	Ohio	3320	34-0821246
PCC Composites, Inc.	Pennsylvania	3320	25-1730275
PCC Specialty Products, Inc.	Delaware	3320	06-1114587
PCC Structurals, Inc.	Oregon	3320	93-1220449
Precision Founders, Inc.	California	3320	94-1047949
SPS International Investment Company	Delaware	3452	23-1620339
SPS Technologies Waterford Company	Michigan	3452	38-1966109
SPS Technologies, LLC, f/k/a/ Star Acquisition, LLC	Pennsylvania	3460	23-1116110
Unbrako LLC	Delaware	3452	23-2491250
WG Forgings 2 LLC	Delaware	3460	75-3093637
WG Forgings 3 LLC	Delaware	3460	75-3093640
WG Washington Street, LLC	Delaware	3460	—
WGF I LLC	Delaware	3460	68-0510257
WGF II LLC	Delaware	3460	68-0510260
Wyman-Gordon Company	Massachusetts	3460	04-1992780
Wyman-Gordon Forgings (Cleveland), Inc.	Ohio	3460	04-3541052
Wyman-Gordon Forgings LP	Delaware	3460	76-0203655
Wyman-Gordon Investment Castings, Inc.	Delaware	3460	22-3044511

*
The address and telephone number of the principal executive offices and the name, address and telephone number of the agent for service of the additional registrants are the same as those of Precision Castparts Corp.

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

5.60% Senior Notes due 2013	$200,000,000	100%	$200,000,000	$25,340

Guarantees of 5.60% Senior Notes due 2013	(2)	(2)	(2)	(2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2)
Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION DATED MARCH 25, 2004

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Offer for all outstanding 5.60% Senior Notes due 2013
In Exchange for 5.60% Senior Notes due 2013
Which have been Registered under the Securities Act of 1933

The exchange offer will expire at 5:00 p.m., New York City
time, on                        , 2004, unless we extend it.

Key Terms of The Exchange Offer:

  •
  We are offering to exchange registered 5.60% Senior Notes due 2013 for all of our old unregistered 5.60% Senior Notes due 2013.

  •
  The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes, will not be applicable to the new notes.

  •
  Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  J.P. Morgan Trust Company, National Association is serving as the exchange agent. If you wish to tender your old notes, you must complete, execute and deliver, among other things, a letter of transmittal to the exchange agent no later than 5:00 p.m., New York City time, on the expiration date.

  •
  You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

  •
  Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

  •
  The exchange of the old notes for the new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

  •
  We will not receive any proceeds from the exchange offer.

  •
  There is no existing market for the new notes. The new notes will not be listed on any securities exchange or included in any automated quotation system.

  •
  The new notes will have the same financial terms and covenants as the old notes, and will be subject to the same business and financial risks.

        See "Risk Factors" on page 14 of this prospectus for a discussion of risks that you should consider before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004

        This prospectus incorporates important business and financial information about our company that is not included in or delivered with this prospectus. If you write or call us, we will send you these documents, including exhibits, without charge. You can contact us at:

    Precision Castparts Corp.
    4650 S.W. Macadam Ave., Suite 440
    Portland, Oregon 97239-4262
    Attention: Director of Communications
    Telephone: (503) 417-4850

        In order to receive timely delivery of these documents, you must request them no later than                        , 2004 (five business days before the expiration of the exchange offer). We will mail the documents to you by first class mail, or another equally prompt means, by the next day after we receive your request.

        See "Where You Can Find More Information" and "Documents Incorporated by Reference" for more information about the documents referred to in this prospectus.

i

SUMMARY

        The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the financial data and related notes and the documents incorporated by reference in this prospectus.

        As used in this prospectus, the terms "Precision Castparts Corp.," "Precision Castparts," "PCC," "the Company," "we," "our" and "us" refer to Precision Castparts Corp. and its subsidiaries as a combined entity, except in the "Description of New Notes" and in other places where it is clear that the terms mean only Precision Castparts Corp. The term "combined company," as used in this prospectus, refers to the combined company resulting from our merger with SPS Technologies, Inc., which was completed on December 9, 2003.

Precision Castparts Corp.

Overview

        We are a worldwide manufacturer of complex metal components and products with facilities in 24 states, as well as in Mexico, England, Scotland, France, the Netherlands, Italy, the Czech Republic, Romania, Hungary, India, China, Malaysia, Singapore and Australia. We provide:

  •
  high-quality investment castings and forgings for aerospace and power generation customers;

  •
  investment castings and forgings for general industrial, automotive, armament, medical, and other applications;

  •
  precision machining for aerospace and industrial gas turbine components;

  •
  fluid-handling industrial pumps and valves for a wide variety of markets, along with aftermarket services;

  •
  refiner plates, screen cylinders, refiner rebuilds, and other products for the pulp and paper industry;

  •
  metal-injection-molded and ThixoFormed™ parts for automotive and other markets;

  •
  metal-matrix-composite components for the electronics and communications industries; and

  •
  metalworking tools for various industrial markets.

        We manufacture complex metal components and products in four principal business segments:

  •
  Investment Cast Products;

  •
  Forged Products;

  •
  Fluid Management Products; and

  •
  Industrial Products.

        The following table sets forth our total revenue for each of these business segments for the periods shown:

	Fiscal Year
	2003	2002	2001
PCC—by segment (in millions)
Investment Cast Products	$1,071.3	$1,332.0	$1,187.6
Forged Products	566.9	697.9	620.7
Fluid Management Products	310.9	298.7	259.2
Industrial Products	127.5	119.2	152.9

Total	$2,076.6	$2,447.8	$2,220.4

For more detailed segment results, see "Management's Discussion and Analysis—Financial results by segment" in our most recent Annual Report on Form 10-K, as amended, and our reissued historical audited consolidated financial statements for the years ended March 30, 2003, March 31, 2002 and April 1, 2001 included in our Current Report on Form 8-K filed on December 2, 2003.

Investment Cast Products

        Our Investment Cast Products segment includes our subsidiaries PCC Structurals, Inc. and PCC Airfoils, LLC. These operations manufacture investment castings for aircraft engines, industrial gas turbine (IGT) engines, airframes, medical prostheses and other industrial applications primarily in the aerospace and power generation markets. The Investment Cast Products segment accounted for approximately 51.6% of our sales in fiscal year 2003 and approximately 49.2% of our sales for the nine months ended December 28, 2003.

        We are the market leader in manufacturing large, complex structural investment castings and airfoil investment castings used in jet aircraft engines. We are also one of the market leaders in manufacturing structural and airfoil investment castings for IGT and aeroderivative engines used for electric power generation, and we have expanded into the structural airframe and armament markets. In addition, we make investment castings for use in the automotive, medical prosthesis, satellite launch vehicle and general industrial markets.

Forged Products

        Our subsidiary, Wyman-Gordon Company, is among the leading manufacturers of forged products for the aerospace and power generation markets. Forged Products' aerospace and IGT sales are primarily derived from the same large engine customers served by our Investment Cast Products segment, with additional aerospace sales from manufacturers of landing gear and other airframe components. The Forged Products segment accounted for approximately 27.3% of our sales in fiscal year 2003 and approximately 22.9% of our sales for the nine months ended December 28, 2003.

        We manufacture components from sophisticated titanium and nickel based alloys for jet engines, including fan discs, compressor discs, turbine discs, seals, spacers, shafts, hubs and cases. Our airframe structural components are used on both commercial and military aircraft and include landing gear beams, bulkheads, wingspans, engine mounts, struts, wing hinges, wing and tail flaps and housings. These parts are made of titanium, steel or other alloys. We provide forged products for use in power plants worldwide, as well as in oil and gas industry applications. These products include discs, spacers and valve components for land-based steam turbine and IGT engines, and include shafts, cases and compressor and turbine discs for marine gas engines. We also produce a variety of mechanical and structural tubular forged products, primarily in the form of extruded seamless pipe, for the domestic and international energy markets, which include nuclear and fossil-fueled power plants, co-generation projects and retrofit and life-extension applications. For naval defense applications, we supply forged components for propulsion systems on nuclear submarines and aircraft carriers, as well as forgings for pumps, valves and structural applications.

Fluid Management Products

        Our Fluid Management Products segment includes all of the businesses within our subsidiary, PCC Flow Technologies. We design, manufacture, market and service a broad range of high-quality, fluid-handling industrial valves and pumps. We entered the fluid management sector in fiscal year 1997 with the acquisition of the NEWFLO Corporation. Subsequent acquisitions, which have included Crown Pumps, OIC Valves, Baronshire Engineering, Environment/One, TBV, Sterom, Reiss Engineering, Valtaco, Technova, ConVey, Wouter Witzel, C.W. Valve Services and AOP Industries, have enabled us to further expand our product lines and markets. We sell fluid management products worldwide under well-established brand names to a wide range of end-users. The Fluid Management Products segment accounted for approximately 15.0% of our sales in fiscal year 2003 and approximately 15.4% of our sales for the nine months ended December 28, 2003.

Industrial Products

        Our Industrial Products segment includes our subsidiaries J&L Fiber Services, Inc. and Advanced Forming Technology, Inc. and the Reed-Rico division of our subsidiary PCC Specialty Products, Inc. J&L Fiber Services produces refiner plates and screen cylinders for use in the pulp and paper industry and rebuilds refiner equipment that is used in the pulping process. Advanced Forming Technology manufactures metal-injection-molded, metal-matrix-composite, and ThixoFormed™ components for numerous industrial applications. Reed-Rico manufactures a broad range of cold-forming header tools and threader tools and machines for fastener production, principally for automotive applications. Our tooling business includes product lines manufactured under the names Reed-Rico® and Astro Punch®, and our machines business includes product lines manufactured under the names Reed-Rico® and Hartford®. The Industrial Products segment accounted for approximately 6.1% of our sales in fiscal year 2003 and approximately 6.6% of our sales for the nine months ended December 28, 2003.

Recent Developments

Merger With SPS Technologies, Inc.

        On December 9, 2003, we completed the acquisition of SPS Technologies, Inc. Under the terms of the merger agreement signed on August 16, 2003, we issued an aggregate of 9,302,283 shares of our common stock and paid $294,130,234 in cash (excluding cash in lieu of fractional shares of our common stock) for all outstanding shares of SPS. We also assumed approximately $181 million of SPS's existing indebtedness with a fair value of $206.6 million.

        SPS is engaged in the design, manufacture and marketing of fasteners, specialty metals, magnetic products, aerospace structures and precision tools. SPS is multinational in operation. In addition to 20 manufacturing facilities in the United States, it operates 15 manufacturing facilities in eight different countries: England, Ireland, Canada, Brazil, Australia, China, Italy and France. Marketing operations are carried on by subsidiaries of SPS in three other countries.

        Upon closing of the acquisition, SPS merged with and into our wholly-owned subsidiary, Star Acquisition LLC. Star survived the merger and was renamed SPS Technologies, LLC. The surviving company will continue to operate the SPS business following the acquisition.

        The financing for the cash portion of the purchase consideration was funded through borrowings under our new unsecured, syndicated credit facility with Bank of America, N.A., as agent, borrowings under our accounts receivable securitization, and proceeds from the sale of the old notes.

        On December 22, 2003, SPS entered into a settlement agreement settling the remaining claims pending in two lawsuits relating to the merger. The first lawsuit was originally filed on October 2, 2003, as a class action in the Court of Common Pleas of Montgomery County Pennsylvania, naming as defendants us, SPS and each member of the SPS board of directors, but no class was ever certified. The second lawsuit was filed on November 10, 2003, as a derivative action, also in the same court. Pursuant to the settlement agreement, the class action has been dismissed with prejudice. If the court approves the settlement, the derivative lawsuit will also be dismissed. The settlement agreement provides that the plaintiffs may seek attorneys' fees and expenses in the amount of $300,000 to be paid by SPS, subject to court approval. There will be no other settlement payment by SPS. We cannot assure you, however, that the court will approve the settlement.

Discontinued Operations

        In the second quarter of fiscal 2004, we decided to sell the Newmans valve business, including our subsidiary Newmans Valve Limited. Subsequently, in the third quarter of fiscal 2004, we entered into an agreement to sell Newmans for approximately $10 million. We previously recorded the results of operations of Newmans in our Fluid Management Products segment. As a result of our decision to sell Newmans, we have re-issued, in an updated format, our historical financial statements, as required by SFAS 144, to reclassify Newmans as discontinued operations for previously issued annual and quarterly financial statements presented or incorporated by reference in this prospectus, even though those financial statements related to periods prior to the date we decided to sell Newmans. In addition, we have restated certain customer and segment data contained in this prospectus to reflect our discontinued operations. For more information relating to this reclassification, we urge you to read our Current Report on Form 8-K filed with the SEC on December 2, 2003.

New Business Segment

        As a result of the SPS acquisition, we now have a fifth business segment, Fastener Products, which consists of most of SPS's Aerospace Fasteners and Engineered Fasteners operations. Our results of operations for the nine months ended December 28, 2003 include 19 days of SPS's operations. Sales of the Fastener Products segment for this 19 day period accounted for approximately 5.9% of our sales for the nine month period ended December 28, 2003.

Corporate Information

        Precision Castparts Corp. is incorporated in Oregon. Our principal executive offices are located at 4650 S.W. Macadam Ave., Suite 440, Portland, Oregon 97239. Our telephone number is (503) 417-4800.

The Exchange Offer

Old Notes	On December 9, 2003, we completed a private offering of the old notes, which consist of $200,000,000 aggregate principal amount of 5.60% Senior Notes due 2013. In connection with the initial sale of the old notes, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer.
The Exchange Offer
We are offering to issue up to $200,000,000 aggregate principal amount of our 5.60% Senior Notes due 2013 which have been registered under the Securities Act, in exchange for an equal aggregate principal amount of our outstanding unregistered notes.

The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes, are not applicable to the new notes.

Old notes may be tendered only in integral multiples of $1,000 principal amount. Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.
Upon completion of the exchange offer, there may be no market for the old notes, and if you fail to exchange your old notes, you may have difficulty reselling them.
Resales of the New Notes
Based upon interpretations by the staff of the SEC set forth in certain no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by you, without compliance with the registration and prospectus delivery requirements of the Securities Act, if you:
• acquire the new notes in the ordinary course of your business;
• are not engaging in and do not intend to engage in a distribution of the new notes;
• do not have an arrangement or understanding with any person to participate in a distribution of the new notes;
• are not an affiliate of ours within the meaning of Rule 405 under the Securities Act; and
• are not a broker-dealer that acquired the old notes directly from us.

If any of these conditions is not satisfied and you transfer any new notes without delivering a proper prospectus or without qualifying for an exemption from registration, you may incur liability under the Securities Act.

In addition, if you are a broker-dealer seeking to receive new notes for your own account in exchange for old notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any offer to resell, or any resale or other transfer of the new notes that you receive in the exchange offer. See "Plan of Distribution."
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we extend it.
Withdrawal
You may withdraw the tender of your old notes at any time prior to the expiration of the exchange offer. We will return to you any of your old notes that are not accepted for exchange for any reason, without expense to you, promptly after the expiration or termination of the exchange offer.
Consequences of Failing to Exchange Your Old Notes
The exchange offer satisfies our obligations and your rights under the registration rights agreement. After the exchange offer is completed, you will not be entitled to any registration rights with respect to your old notes.
Therefore, if you do not exchange your old notes, you will not be able to reoffer, resell or otherwise dispose of your old notes unless:
• you comply with the registration and prospectus delivery requirements of the Securities Act; or
• you qualify for an exemption from such Securities Act registration requirements.
Interest on the New Notes and the Old Notes
The new notes will bear interest at the rate of 5.60% per year from the most recent date on which interest has been paid on the old notes or, if no interest has been paid on the old notes, from December 9, 2003. Such interest will be payable semi-annually in arrears on each June 15 and December 15, beginning June 15, 2004. No interest will be paid on the old notes following their acceptance for exchange. See "Description of New Notes."

Conditions to the Exchange Offer
The exchange offer is subject to various conditions, including that the exchange offer not violate applicable law, rules or regulations or interpretations of the staff of the SEC. We reserve the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur. The exchange offer is not conditioned upon any minimum principal amount of outstanding old notes being tendered. See "The Exchange Offer—Conditions of the Exchange Offer."
Exchange Agent
J.P. Morgan Trust Company, National Association is serving as exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the following address:
By Mail or by Hand:
J.P. Morgan Trust Company, National Association Institutional Trust Services 2001 Bryan Street 9th Floor Dallas, Texas 75201 Attention: Frank Ivins
By Facsimile for Eligible Institutions: (214) 468-6494
Questions and requests for assistance should be directed to the exchange agent at 1-800-275-2049.
Procedures for Tendering Old Notes	If you wish to tender your old notes, you must cause the following to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date:
• a confirmation of the book-entry transfer of the tendered old notes into the exchange agent's account at The Depository Trust Company;
•
a properly completed and duly executed letter of transmittal in the form accompanying this prospectus (with any required signature guarantees) or, at the option of the tendering holder in the case of a book entry tender, an agent's message in lieu of such letter of transmittal; and
• any other documents required by the letter of transmittal.
Guaranteed Delivery Procedures
If you wish to tender your old notes and you cannot cause the old notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures."

Special Procedures for Beneficial Owners
If you are the beneficial owner of old notes that are registered in the name of your broker, dealer, commercial bank, trust company, or other nominee, and you wish to participate in the exchange offer, you should promptly contact the person in whose name your outstanding old notes are registered and instruct that person to tender your old notes on your behalf. See "The Exchange Offer—Procedures for Tendering."
Representations of Tendering Holders	By tendering old notes pursuant to the exchange offer, you will, in addition to other customary representations, represent to us that you:
• are acquiring the new notes in the ordinary course of business;
• are not engaging in a distribution of the new notes;
• have no arrangement or understanding with any person to participate in a distribution of the new notes;
• are not an affiliate of ours, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act; and
• are not a broker-dealer tendering old notes acquired directly from us.
Acceptance of Old Notes and Delivery of New Notes
Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all old notes that are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will cause the exchange to be effected promptly after the expiration of the exchange offer.
United States Federal Income Tax Considerations
The exchange of old notes for new notes pursuant to the exchange offer generally will not be a taxable event for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."
Appraisal or Dissenters' Rights	You will have no appraisal or dissenters' rights in connection with the exchange offer.
Use of Proceeds	We will not receive any proceeds from the issuance of new notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

The New Notes

        The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes, are not applicable to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture. For more complete information about the new notes, see the "Description of New Notes" section of this prospectus.

Issuer	Precision Castparts Corp.
Securities	$200,000,000 principal amount of 5.60% Senior Notes due 2013.
Interest Rate	The new notes will bear interest at the rate of 5.60% per year.
Maturity	The new notes will mature on December 15, 2013.
Interest Payment Dates	We will pay interest on the new notes semi-annually in arrears on June 15 and December 15, beginning June 15, 2004.
Optional Redemption
We may redeem the new notes at our option, at any time in whole or from time to time in part, at the redemption price described herein, plus any accrued and unpaid interest to the date fixed for redemption. For more details, see "Description of New Notes—Optional Redemption."
Ranking
The new notes will be our general senior unsecured unsubordinated obligations. The new notes will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The new notes will be:
• effectively subordinated to any of our secured indebtedness to the extent of the assets securing that indebtedness,
• effectively subordinated to all indebtedness for money borrowed and other liabilities of our subsidiaries that are not guarantors, and
• ahead of any of our existing and future debt that expressly provides that it is subordinated to the Notes.

As of December 28, 2003, we had approximately $30.2 million of secured debt on a consolidated basis, $22.6 million of unsecured non-guarantor subsidiary debt and $1,095.7 million of total consolidated indebtedness.
Guarantees
Certain of our material domestic subsidiaries will be guarantors of the payment obligations on the new notes on a senior unsecured basis. As a result of the SPS acquisition, SPS merged into one of these subsidiary guarantors, and certain of SPS's material domestic subsidiaries also became guarantors of the payment obligation on the new notes.

The guarantees will be unsecured senior obligations of the guarantors. Accordingly, they will rank equally with all existing and future unsecured and unsubordinated indebtedness of the guarantors, including the guarantors' guarantees of our new senior credit facility, and ahead of all future debt of the guarantors that expressly provides that it is subordinated to the guarantees. The guarantees will also be effectively subordinated to any secured indebtedness of the guarantors to the extent of the assets securing that indebtedness.
Certain Covenants
We will issue the new notes and the guarantors will guarantee the new notes under an indenture with J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) as trustee (as amended or supplemented from time to time, the "Indenture," which term as used herein includes the second supplemental indenture dated December 9, 2003, establishing, among other things, the title, form and terms of the notes). The Indenture, among other things, restricts our ability, and in certain cases the ability of our restricted subsidiaries, to:
• incur certain liens;
• with respect to our restricted subsidiaries, incur additional debt;
• merge, consolidate or sell assets; and
• engage in sale and leaseback transactions.
For more details, see "Description of New Notes—Certain Covenants."
Use of Proceeds	We will not receive any proceeds from the exchange offer. For a description of the use of proceeds from the offering of the old notes, see "Use of Proceeds."
Form of the New Notes
The new notes will be represented by one or more permanent global securities in registered form deposited with J.P. Morgan Trust Company, National Association, as custodian, for the benefit of The Depository Trust Company. You will not receive notes in registered form unless one of the events set forth under the heading "Description of New Notes—Book-Entry, Delivery and Form" occurs. Instead, beneficial interests in the new notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

Absence of a Public Market for the New Notes
There has been no public market for the old notes, and no active market for the new notes is currently anticipated. We do not intend to apply for a listing of the new notes on any securities exchange or inclusion in any automated quotation system. We cannot make any assurances regarding the liquidity of the market for the new notes, the ability of holders to sell their new notes or the price at which holders may sell their new notes. See "Plan of Distribution."
Trustee
J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) is serving as the trustee under the Indenture.

Summary of Historical Consolidated Financial Data

        The following table shows our summary historical consolidated financial information for the fiscal years ended March 28, 1999, April 2, 2000, April 1, 2001, March 31, 2002 and March 30, 2003 and for the nine months ended December 29, 2002 and December 28, 2003. In the second quarter of fiscal 2004, we decided to sell the Newmans valve business, including our subsidiary Newmans Valve Limited. As a result, we have reissued, in an updated format, our historical financial statements, as required by SFAS 144, to reclassify Newmans as discontinued operations. We derived the data for fiscal years 2001, 2002 and 2003 from our Current Report on Form 8-K filed on December 2, 2003. The data for fiscal years 1999 and 2000 have also been restated to reflect these discontinued operations. We derived the information for the nine months ended December 29, 2002 and December 28, 2003 from the unaudited consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended December 28, 2003. Operating results for the nine months ended December 28, 2003 are not necessarily indicative of the results that will be achieved for the entire year. The information in this Summary of Historical Consolidated Financial Data is only a summary, and we urge you to read it in conjunction with the "Management's Discussion and Analysis" and reissued consolidated financial statements and the related notes included in our Current Report on Form 8-K filed with the SEC on December 2, 2003, our most recent Annual Report on Form 10-K, as amended, and our Quarterly Report on Form 10-Q for the nine months ended December 28, 2003, which are incorporated by reference into this prospectus. Per share data for fiscal years prior to 2001 have been restated for the effects of a two-for-one stock split in September 2000.

											Nine Months Ended
	Fiscal Years
											December 29, 2002		December 28, 2003
	1999		2000		2001		2002		2003
											(unaudited)
	(in millions, except per share data)
Operations Statement Data:
Net sales from continuing operations	$1,336.7		$1,562.9		$2,220.4		$2,447.8		$2,076.6		$1,570.7		$1,469.6
Net income from continuing operations	106.8		85.3		127.1		81.7		161.1		122.2		94.0
Net income per share from continuing operations (basic)	2.19		1.74		2.54		1.58		3.07		2.34		1.75
Net income per share from continuing operations (diluted)	2.18		1.73		2.50		1.56		3.04		2.31		1.71
Cash dividends declared per common share	0.12		0.12		0.12		0.12		0.12		0.09		0.09
Other Data:
EBIT(1)	$178.4		$185.7		$289.6		$201.2		$252.3		$207.1		$158.9
EBITDA(1)	232.5		259.9		392.0		301.9		336.5		268.9		221.3
Capital expenditures	68.7		48.2		87.9		123.7		69.9		52.6		40.3
Ratio of earnings to fixed charges(2)	5.9	x	3.7	x	3.4	x	3.4	x	5.0	x	5.1	x	4.4	x
Percentage of debt to total capital, including short-term debt	37.9%		58.0%		53.9%		48.6%		39.5%		41.5%		39.7%
	March 28, 1999	April 2, 2000	April 1, 2001	March 31, 2002	March 30, 2003	December 28, 2003
					(unaudited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$14.8	$17.6	$40.1	$38.1	$28.7	$47.6
Working capital(3)	252.3	160.4	199.6	151.4	161.1	489.0
Total assets	1,449.6	2,415.7	2,572.9	2,564.9	2,467.2	3,675.4
Total debt	425.9	1,068.2	1,052.7	901.5	692.1	1,095.7
Other long-term liabilities	52.8	165.8	171.1	189.0	248.6	335.7
Total shareholders' investment	697.4	773.9	901.8	951.8	1,061.7	1,663.8

(1)
EBIT represents earnings before interest and income taxes. EBITDA represents earnings before interest, income taxes, depreciation and amortization. EBIT and EBITDA have not been adjusted to reflect discontinued operations or to calculate the effect of restructuring charges in other items that may be non-recurring. EBIT and EBITDA are presented because we believe that each is a useful indicator of our ability to satisfy principal and interest obligations with respect to our indebtedness and to utilize cash for other purposes. EBITDA, subject to certain adjustments, is also used as a measure in certain of the covenants in our new senior credit facility. EBIT and EBITDA do not purport to represent, and should not be considered as alternatives to, net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and should not be considered as indicators of our performance. Our definitions of EBIT and EBITDA may not be comparable to other similarly titled measures of other companies. A reconciliation of EBIT and EBITDA to net cash provided by operating activities as set forth in our consolidated statements of cash flow is as follows:

						Nine Months Ended
	Fiscal Years
						December 29, 2002	December 28, 2003
	1999	2000	2001	2002	2003
						(unaudited)
	(in millions)
EBIT	$178.4	$185.7	$289.6	$201.2	$252.3	$207.1	$158.9
Depreciation and amortization	54.1	74.2	102.4	100.7	84.2	61.8	62.4

EBITDA	232.5	259.9	392.0	301.9	336.5	268.9	221.3
Discontinued operations included in EBITDA	1.6	(2.8)	(0.3)	40.4	47.5	26.6	25.4
Interest expense	(26.2)	(46.5)	(80.6)	(66.1)	(56.4)	(43.0)	(38.4)
Provision for income taxes	(49.8)	(54.0)	(84.6)	(97.1)	(84.4)	(70.3)	(52.5)
Non-cash items included in EBITDA	7.5	(15.2)	16.5	76.3	38.1	(3.4)	16.9
Net change in operating assets and liabilities, excluding effects of business acquisitions and dispositions	(73.2)	35.3	(71.5)	52.9	(42.5)	(30.1)	(81.1)

Net cash provided by operating activities	$92.4	$176.7	$171.5	$308.3	$238.8	$148.7	$91.6

(2)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income before taxes and fixed charges (net of interest capitalized during the period). "Fixed charges" include interest, whether expensed or capitalized, amortization of debt expense and the estimated portion of rental expense (approximately 33.3%) that we believe to be representative of an approximate interest factor of rental payments under operating leases.

(3)
Working capital is calculated by subtracting current liabilities from current assets.

RISK FACTORS

        You should carefully consider the following risk factors, in addition to other information contained in this prospectus and the documents incorporated by reference in this prospectus, before deciding to participate in the exchange offer. See "Where You Can Find More Information" and "Documents Incorporated by Reference." Risks and uncertainties, in addition to those we describe below, that are not presently known to us, or that we currently believe are immaterial, may also harm our business and operations. If any of the following risks occurs, our business, results of operations and financial condition could be harmed. We urge you to pay particular attention to the following risks.

Risks Related to the New Notes

If you fail to exchange your old notes, you may be unable to sell them.

        Because we did not register the old notes under the Securities Act or any state securities laws, and we do not intend to register any remaining old notes after the exchange offer, the old notes may only be transferred in limited circumstances under the securities laws. If the holders of the old notes do not exchange their notes in the exchange offer, they lose their right to have their old notes registered under the Securities Act, subject to certain limitations. A holder of old notes after the exchange offer may be unable to sell its old notes.

There is no public market for the new notes, so you may be unable to sell them.

        The new notes are new securities for which there is currently no market. Consequently, the new notes will be relatively illiquid, and you may be unable to sell them. We do not intend to apply for listing of the new notes on any securities exchange or for the inclusion of the new notes in any automated quotation system. Accordingly, we cannot assure you that a liquid market for the new notes will develop.

You must tender the old notes in accordance with proper procedures in order to ensure the exchange will occur.

        The exchange of the old notes for the new notes can only occur if the proper procedures, as detailed in this prospectus, are followed. The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation, a properly completed and executed letter of transmittal (or an agent's message in lieu thereof) and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered will continue to be subject to the existing transfer restrictions. In addition, if you are an affiliate of ours or you tender the old notes in the exchange offer in order to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution."

If a market develops for the new notes, the notes might trade at volatile prices.

        If a market develops for the new notes, the notes might trade at prices higher or lower than their initial public offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.

Our indebtedness could adversely affect our financial health and make it more difficult for us to fulfill our obligations under the new notes.

        At December 28, 2003, our total consolidated indebtedness was approximately $1,095.7 million. We incurred significant indebtedness in order to complete the SPS merger. As a result, following the merger, the combined company has higher levels of debt and interest expense than the two companies had immediately before the merger on either a stand-alone or combined basis. The significant level of combined indebtedness after the merger may have one or more adverse effects on the combined company's future operations.

        Our indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the new notes;

  •
  increase our vulnerability to general economic downturns, competition and industry conditions, which could place us at a competitive disadvantage compared to our competitors that are less leveraged;

  •
  increase our exposure to rising interest rates because a portion of our borrowings may be at variable interest rates;

  •
  reduce the availability of cash flow to fund our working capital requirements, capital expenditures, acquisitions, investments and other general corporate requirements because we will be required to use a substantial portion of our cash flow to service debt obligations;

  •
  limit, along with the financial and other restrictive covenants in our indebtedness, our ability to obtain additional financing on satisfactory terms to fund our working capital requirements, capital expenditures, acquisitions, investments, debt service requirements and other general corporate requirements;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

  •
  place us at a competitive disadvantage compared to our competitors that have less debt.

        We may be able to incur additional indebtedness in the future which could intensify the risks listed above.

Although your new notes are referred to as "senior notes," they will effectively be subordinated to our secured debt and the debt of our subsidiaries that do not guarantee the new notes.

        The new notes are unsecured and therefore will effectively be subordinated to any secured debt we or any guarantors may incur to the extent of the value of the assets securing such debt and to all indebtedness for money borrowed and other liabilities of our subsidiaries that do not guarantee the new notes. In the event of a bankruptcy or similar proceeding involving us, our assets which serve as collateral will be available to satisfy the obligations under any secured debt before any payments are made on the new notes. We, and our creditors, may access the assets of our subsidiaries only after adequate provision is made for the payment of our subsidiaries' debts and liabilities. As of December 28, 2003, we and our guarantors had approximately $30.2 million of secured debt on a consolidated basis, $22.6 million of unsecured non-guarantor subsidiary debt and $1,095.7 million of total consolidated indebtedness.

The guarantees may not be enforceable because of fraudulent transfer or conveyance laws.

        The guarantors' guarantees of the new notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent transfer or conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or the guarantors' unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

  •
  incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor:

  •
  was insolvent or was rendered insolvent by reason of the related financing transactions;

  •
  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

        then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor's presently existing or future debt or take other actions detrimental to you.

        In addition, the subsidiary guarantors may be subject to the allegation that because they incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration. A court, if it agreed with that allegation, could declare the guarantees to be unenforceable.

        The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

  •
  it could not pay its debts or contingent liabilities as they become due;

  •
  the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

        If a guarantee is voided as a fraudulent transfer or conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable.

        We believe that, at the time the guarantors initially incurred the debt represented by the guarantees, the guarantors:

  •
  were not insolvent or rendered insolvent by the incurrence;

  •
  had sufficient capital to run our or their businesses effectively; and

  •
  were able to pay obligations on the notes and the guarantees as they matured or became due.

        In reaching the foregoing conclusions we relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. In addition, we relied on a limitation contained in the guarantors' guarantees that limits the guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law. However, a court passing on these questions might not reach the same conclusions.

As a holding company, we will depend on our operating subsidiaries for cash to make payments on the new notes.

        We are a holding company with no business operations of our own. We do not hold any significant assets other than our direct and indirect interests in our subsidiaries, which conduct all our operations. Although the new notes are guaranteed by certain of our existing domestic subsidiaries and certain of our future wholly-owned domestic subsidiaries, as a result of this holding company structure, our ability to meet our debt service obligations, including those under the new notes, substantially depends upon earnings of our subsidiaries and payment of funds to us by our subsidiaries as dividends, loans, advances or other payments. Our operating subsidiaries are separate and distinct legal entities and are not obligated to make funds available for payment of the new notes and other obligations in the form of loans, distributions or otherwise. In addition, our operating subsidiaries' ability to make any such loans, distributions or other payments to us will depend on their earnings, business and tax considerations and legal restrictions.

Risks Related to the SPS Merger

We may be unable to successfully integrate SPS's operations and retain key SPS employees.

        Our merger with SPS involves the integration of two companies that previously operated independently. Although the businesses of the two companies are complementary, the integration of the departments, systems, business units, operating procedures and information technologies of the two companies will present a significant challenge to management. We cannot be certain that we will be able to integrate and manage these operations effectively or maintain or improve the historical financial performances of the two companies. The failure to successfully integrate these systems and procedures could have a material adverse effect on the results of operations and financial condition of the combined company.

        The difficulties of combining the companies' operations include:

  •
  the necessity of coordinating geographically separated organizations;

  •
  integrating personnel with diverse business backgrounds;

  •
  combining different corporate cultures; and

  •
  retaining key employees.

        The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. The integration of the two companies requires the experience and expertise of certain of SPS's key employees. We cannot be certain that we will be successful in retaining these employees for the time period necessary to successfully integrate SPS's operations with ours. Certain of our key managers have been reassigned to management of SPS's operations, which could have a negative impact on our operations. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have a material adverse effect on the business and results of operations of the combined company.

        As part of the integration of SPS, we are evaluating the various components of SPS's business to determine whether all of these components are consistent with our business strategy and objectives. We anticipate that we will dispose of one or more of these components upon completion of our evaluation, which could result in additional adjustments to goodwill associated with our acquisition of SPS. We are also evaluating our operations as a whole to determine whether opportunities exist to improve the productivity and efficiency of the operations of the combined company through the consolidation and closure of certain facilities and reductions in personnel. These consolidations, closures and personnel reductions may result in further adjustments to goodwill or, to the extent these consolidations, closures and personnel reductions relate to operations that were not acquired as part of the SPS acquisition, may result in significant charges to the results of operations for the combined company.

We may be unable to realize the expected cost savings and other synergies from the SPS merger.

        Even if we are able to integrate the operations of SPS successfully, this integration may not result in the realization of the full benefits of the cost savings, synergies or revenue enhancements that we currently expect to result from this integration or these benefits may not be achieved within the time frame that we currently expect. The cost savings and other synergies from the merger may be offset by costs incurred in integrating SPS's operations, such as change in control related severance costs, as well as by increases in other expenses, by operating losses or by problems with our business or SPS's business unrelated to the merger.

Our actual financial position and results of operations may differ significantly and adversely from the pro forma amounts included in this prospectus.

        The unaudited pro forma operating data contained in this prospectus are not necessarily indicative of the results that actually would have been achieved had the SPS merger and related financing transactions been completed at the beginning of the periods indicated, or that may be achieved in the future. We can provide no assurances as to how the operations and assets of both companies would have been run if they had been combined, or how they will be run in the future, which, together with other factors, could have a significant adverse effect on the results of operations and financial position of the combined company.

The SPS merger may fail to qualify as a reorganization for federal income tax purposes.

        We and SPS intended the SPS merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Although we did not ask the Internal Revenue Service, or IRS, to provide a ruling on the matter, each company obtained a legal opinion from its tax counsel that the SPS merger will constitute a tax-free reorganization for federal income tax purposes. These opinions do not bind the IRS or prevent the IRS from adopting a contrary position. If the SPS merger fails to qualify as a tax-free reorganization, the SPS merger would be treated as a sale of all of the assets of SPS to us, with a corporate level federal income tax liability owed by us for the period in which the merger occurred. Such a federal income tax liability would be significant and could have a material adverse effect on our financial position.

We may not have uncovered all of the risks associated with the SPS merger and may fail to uncover all of the risks associated with any future acquisitions, and a significant liability relating to those acquisitions could arise in the future.

        The SPS merger has been and will continue to be followed by a period of integration and transition. There may have been risks that we failed or were unable to discover in the course of performing our due diligence investigations related to the SPS merger, and there also may be risks associated with any future acquisitions that we may fail to uncover, in each case which could result in significant liabilities arising in the future.

        In connection with the SPS merger, a wholly owned subsidiary of ours assumed all of SPS's liabilities, whether pre-existing or contingent, as a matter of law. Moreover, as in the SPS merger, to the extent we acquire all of the capital stock of potential future sellers, we will assume all of the seller's liabilities as a matter of law. As is customary in transactions similar to the SPS merger, the merger agreement with SPS did not provide for any indemnification of us against any of SPS's liabilities should they arise or become known to us after the closing on December 9, 2003. Such liabilities could include those arising from the employee benefits and pension contribution obligations of a prior owner, accounting and financial reporting matters, tax matters and noncompliance with applicable federal, state or local environmental requirements by prior owners for which we, as a successor owner, may potentially be responsible. While we tried to minimize these risks by conducting such due diligence, including employee benefits and environmental reviews, that we deemed appropriate under the circumstances, we may not have identified all existing or potential risks that may be associated with the SPS merger. Any significant liability that may arise in the future relating to acquisitions that we have made may harm our business, financial condition, results of operations and prospects by requiring us to expend significant funds to satisfy such liability.

Risks Related to Our Business

We may make acquisitions that could subject us to a number of operational risks.

        We expect that we will continue to make acquisitions of, investments in, and strategic alliances with complementary businesses, products and technologies to enable us to add products and services for our core customer base and for related markets, and to expand each of our businesses geographically. However, implementation of this strategy entails a number of risks, including:

  •
  inaccurate assessment of undisclosed liabilities;

  •
  entry into markets in which we may have limited or no experience;

  •
  diversion of management's attention from our core businesses;

  •
  potential loss of key employees or customers of the acquired businesses;

  •
  difficulties in realizing projected efficiencies, synergies and cost savings; and

  •
  increase in our indebtedness and a limitation in our ability to access additional capital when needed.

        Although our acquisition strategy generally emphasizes the ability of management of the acquired businesses to continue to operate independently, various changes may need to be made to integrate the acquired businesses into our operations, to assimilate many new employees and to implement reporting, monitoring and forecasting procedures. Our failure to adequately address these acquisition risks could have an adverse effect on the combined company's business.

We expect our overall sales to decrease in fiscal 2004 due to cyclical declines in the aerospace and power generation markets.

        The aerospace and power generation markets are our core markets. SPS is also heavily invested in the aerospace sector. Our sales to the aerospace industry constituted 54% of our total sales in fiscal 2003 and 54% in fiscal 2002. Our power generation sales constituted 20% of our total sales in fiscal 2003 and 26% of total sales in fiscal 2002. SPS's sales in the aerospace segment constituted 37% of its total net sales in 2002 and 38% of its total net sales in 2001. Primarily due to anticipated further declines in these markets, we expect the combined company's current fiscal year sales to decline from sales achieved by us and SPS in the respective previous fiscal years.

        The commercial aerospace industry is cyclical in nature, and the demand by commercial airlines for new aircraft historically has been affected by the state of the U.S. and world economies. In fiscal 2002, the major economies of the United States and Europe began to slow dramatically and, after the terrorist attacks on September 11, 2001, air travel significantly dropped. This drop resulted in several major airlines filing for bankruptcy protection and contributed to a reduction in demand for commercial aerospace products. The combined company continues to be negatively affected by the sustained reduction in commercial aircraft deliveries and the related drop in demand from aerospace customers. Further declines in the commercial aerospace market resulting in additional reductions in the rate of future aircraft deliveries could have a material adverse effect on the combined company's business.

        In the second quarter of fiscal 2004, we established an $8.5 million reserve pursuant to restructuring plans principally to downsize operations at our castings operations in the United Kingdom and our forgings operations in the United Kingdom and Houston, Texas, as a result of continued weakness in both the commercial aerospace and power generation markets. Similarly, in the second quarter of fiscal 2003, we established an $11.0 million reserve pursuant to restructuring plans to downsize operations throughout the Company as a result of a continued decline in both the commercial aerospace and power generation markets, coupled with softness in the general industrial markets. If weakness continues in the commercial aerospace and power generation markets, it may be necessary for us to downsize our operations further.

        The power generation market is also cyclical in nature and is affected by the state of the U.S. and world economies. Current weakness in this market has resulted in reduced demand for the products that we and SPS supply for industrial gas turbine engines. Additional reductions in demand for the combined company's industrial gas turbine products could also have a material adverse effect on the combined company's business.

        In addition to the aerospace and power generation markets, we sell products and services to customers in the fluid management, pulp and paper, and general industrial and other markets (including the automotive market). SPS also sells products into other industrial markets, including the automotive market. Each of these markets is cyclical in nature. Customer demand for the combined company's products or services in these markets may fluctuate widely depending upon U.S. and world economic conditions and industry-specific factors. Cyclical declines or sustained weakness in any of these markets could have a material adverse effect on the combined company's business.

Our business is dependent on a small number of customers.

        A substantial portion of our business is conducted with a relatively small number of large customers, including General Electric Company, United Technologies Corporation and Rolls Royce plc. General Electric accounted for approximately 25.4% and 23.9% of our total sales for fiscal 2003 and fiscal 2002, respectively. United Technologies accounted for approximately 8.2% and 8.2% of our total sales for fiscal 2003 and 2002, respectively. Rolls Royce accounted for approximately 7.0% and 7.6% of our total sales for fiscal 2003 and fiscal 2002, respectively.

        In fiscal 2003, sales to each of these three customers declined from the prior year's level. General Electric, United Technologies and Rolls Royce are also among SPS's largest customers. A financial hardship experienced by any one of these three customers, the loss of any of them, or a further reduction in or substantial delay of orders from any of them, could have a material adverse effect on our business.

        Sales to the military sector constituted approximately 20.2% and 14.3% of our fiscal 2003 and 2002 sales, respectively. U.S. defense spending in markets we serve has been declining for many years. Although defense budgets have increased in the aftermath of September 11, reductions may occur in the future or timing of funding may be delayed. SPS also sells products to the military sector. Reductions in defense budgets or military aircraft procurement or delays in funding could adversely affect the combined company's business.

The competitive nature of our business results in significant price concessions to our customers and increased pressure to reduce our costs.

        We are subject to substantial competition in all of the markets we serve, and we expect this competition to continue. As a result, we have made significant price concessions to our customers in the aerospace and power generation markets in recent years, and we expect customer pressure for price concessions to increase in this difficult economic environment. Maintenance of our profitability will depend, in part, on our ability to sustain a cost structure that enables us to be cost-competitive. If we are unable to adjust our costs relative to our pricing, or if we are unable to continue to compete effectively, our business will suffer. We expect that customer pressure for price concessions will continue with respect to the combined company and that our effectiveness in managing the cost structure of the combined company will be a key determinator of future profitability and competitiveness.

Our business is dependent on a number of raw materials.

        We use a number of raw materials in our products, including certain metals such as cobalt, titanium, nickel, tantalum and molybdenum, which are found in only a few parts of the world. These metals are required for the alloys used in our investment castings and forged products. SPS's business also depends on the availability of certain of these metals. The availability and costs of these metals may be influenced by private or government cartels, changes in world politics, unstable governments in exporting nations and inflation. Similarly, supplies of tool-grade steel used in our operations may also be subject to variation in availability and cost. We have escalation clauses for nickel and other metals in a number of our long-term contracts with major customers. Shortages of and price increases for certain raw materials used in our operations have occurred in the past and may occur in the future. Future shortages or price fluctuations in raw materials could result in decreased margins or otherwise adversely affect our business. The enactment of new or increased import duties on raw materials imported by us could also increase the costs to us of obtaining the raw materials and might adversely affect our business. We expect that these risks will continue to apply to the combined company.

Our business is affected by federal rules, regulations and orders applicable to government contractors.

        A number of our products and SPS's products are manufactured and sold under U.S. government contracts or subcontracts. Consequently, the combined company continues to be directly and indirectly subject to various federal rules, regulations and orders applicable to government contractors. Violation of applicable government rules and regulations could result in civil liability, in cancellation or suspension of existing contracts or in ineligibility for future contracts or subcontracts funded in whole or in part with federal funds.

Our business is subject to environmental regulations and related liabilities and liabilities associated with chemicals and substances in the workplace.

        We and SPS are subject to various federal and state environmental laws and regulations concerning, among other things, water discharges, air emissions, hazardous material and waste management and environmental cleanup. Environmental laws and regulations continue to evolve and we may become subject to increasingly stringent environmental standards in the future (particularly under air quality and water quality laws). We are required to comply with environmental laws and the terms and conditions of multiple environmental permits. Failure to comply with these laws or permits could result in fines and penalties or the need to install pollution control equipment that could be costly. We also may be required to make additional expenditures, which could be significant, relating to environmental matters on an ongoing basis. We and SPS also own properties, or conduct or have conducted operations at properties, where hazardous materials have been used for many years, including during periods before careful management of these materials was required or generally believed to be necessary. Consequently, the combined company will continue to be subject to environmental laws that impose liability for historical releases of hazardous substances.

        Our financial statements include reserves for future costs arising from environmental issues relating to our properties and operations. Our actual future expenditures, however, relating to compliance and cleanup of environmental conditions at our properties cannot be conclusively determined. We cannot ensure that our reserves are adequate to cover the total cost of remedial measures that may eventually be required by environmental authorities with respect to known environmental matters or the cost of claims that may be asserted in the future with respect to environmental matters about which we are not yet aware. Accordingly, the costs of environmental claims may exceed the amounts reserved.

        We and SPS have each been named as a "potentially responsible party" at sites identified by the Environmental Protection Agency and state regulatory agencies for investigation and remediation under the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, and similar state statutes. Under CERCLA, and under similar state statutes, potentially responsible parties are jointly and severally liable, and therefore, the combined company will continue to be potentially liable to the government or third parties for the full cost of remediating contamination at our facilities or former facilities or at third-party sites where we have been designated a potentially responsible party. In the unlikely event that we are required to fully fund the remediation of a site, the statutory framework would allow us to pursue rights of contribution from other potentially responsible parties. It is also possible that the combined company will be designated a potentially responsible party at additional sites in the future.

        Like many other industrial companies in recent years, we and SPS are defendants in lawsuits alleging personal injury as a result of exposure to chemicals and substances in the workplace, including asbestos. To date, we and/or SPS have been dismissed from a number of these suits and have settled a number of others. The outcome of litigation such as this is difficult to predict and a judicial decision unfavorable to us could be rendered, possibly causing serious harm to the business of the combined company. We are currently investigating and negotiating the extent, if any, to which some of such asbestos litigation would be covered by insurance.

Our business is subject to risks associated with international operations.

        We purchase products from and supply products to businesses located outside of the United States. We also have significant operations located outside the United States and have been expanding our international activities during the past several years, primarily through acquisitions and the development of foreign subsidiaries. In fiscal 2003, approximately 17% of our total sales were attributable to our non-U.S. subsidiaries compared to 14% in fiscal 2002. SPS also has significant operations located outside the United States. A number of risks inherent in international operations could have a material adverse effect on our international operations and, consequently, on our results of operations, including:

  •
  currency fluctuations;

  •
  difficulties in staffing and managing multi-national operations;

  •
  general economic and political uncertainties and potential for social unrest in countries in which we operate;

  •
  limitations on our ability to enforce legal rights and remedies;

  •
  restrictions on the repatriation of funds;

  •
  changes in trade policies;

  •
  tariff regulations;

  •
  difficulties in obtaining export and import licenses; and

  •
  the risk of government financed competition.

Any lower than expected rating of our bank debt and debt securities may adversely affect our business.

        Several rating agencies rate our bank debt and debt securities. These rating agencies have recently reaffirmed our current debt ratings. However, if the rating agencies were to reduce their current ratings, our interest expense would increase and the instruments governing our indebtedness could impose additional restrictions on our ability to make capital expenditures or otherwise limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate or our ability to take advantage of potential business opportunities. These modifications also could require us to meet more stringent financial ratios and tests or could require us to grant a security interest in our assets to secure the indebtedness. Our ability to comply with covenants contained in the instruments governing our existing and future indebtedness may be affected by events and circumstances beyond our control. If we breach any of these covenants, one or more events of default, including cross-defaults between multiple components of our indebtedness, could result. These events of default could permit our creditors to declare all amounts owing to be immediately due and payable, and terminate any commitments to make further extensions of credit.

Our business involves risks associated with complex manufacturing processes.

        Our manufacturing processes depend on certain sophisticated and high-value equipment, such as some of our forging presses for which there may be only limited or no production alternatives. Unexpected failures of this equipment may result in production delays, revenue loss and significant repair costs. In addition, equipment failures could result in injuries to our employees. Moreover, the competitive nature of our businesses requires us continuously to implement process changes intended to achieve product improvements and manufacturing efficiencies. These process changes may at times result in production delays, quality concerns and increased costs. Any disruption of operations at our facilities due to equipment failures or process interruptions could have a material adverse effect on our business.

If our relations with our union employees were to deteriorate, we may be faced with labor shortages, disruptions or stoppages, which could adversely affect our business and reduce our operating margins and income.

        Our operations rely heavily on maintaining good relations with our employees, and any labor shortage, disruption or stoppage caused by any deterioration in employee relations or difficulties in the renegotiation of labor contracts could reduce our operating margins and income. Prior to our acquisition of SPS, approximately 25% of our employees were affiliated with unions or covered by collective bargaining agreements. SPS's workforce also includes employees affiliated with unions or covered by collective bargaining agreements. We expect to negotiate at least four union contracts or collective bargaining agreements affecting part of the combined company's workforce during fiscal 2004. Failure to negotiate a new labor agreement when required could result in a work stoppage. Although we believe that our labor relations have generally been satisfactory, it is possible that we could become subject to additional work rules imposed by agreements with labor unions, or that work stoppages or other labor disturbances could occur in the future, any of which could reduce our operating margins and income and place us at a disadvantage relative to non-union competitors.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or they may be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission by us, which is known as "incorporation by reference." These forward-looking statements include statements as to the expected benefits of our merger with SPS Technologies, Inc., statements as to the impact of the merger on our revenues, earnings, cash flow and costs, and other statements with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth and market opportunities, plans and objectives. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," "may," "will," "should," "estimates," "predicts," "potential," "continues" and similar expressions to identify such forward-looking statements.

        These forward-looking statements, wherever they occur in this prospectus, are estimates reflecting the judgment of our management. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. We urge you, therefore, to consider forward-looking statements in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

  •
  changes or fluctuations in the aerospace, power generation, fluid management, pulp and paper and other general industrial cycles;

  •
  the possibility that we will be unable to fully realize or realize in a timely manner the benefits and synergies we anticipate from the SPS acquisition;

  •
  the possibility that we will incur costs or difficulties related to the integration of the SPS businesses that are greater than expected;

  •
  the risk that we may be unable to retain and motivate key employees or to avoid labor disputes and adverse changes in employee relations as a result of the SPS acquisition or otherwise;

  •
  the difficulty of keeping expense growth and development and implementation costs of new technologies and process improvements at modest levels while increasing revenues and of accurately projecting the expenses, costs and revenues of new technologies and developing products;

  •
  the risk of loss of customers or suppliers as a result of the SPS acquisition or otherwise;

  •
  the challenges of entry into new markets by us through the acquisition of SPS or otherwise;

  •
  the effect of competitive pricing for our products;

  •
  the financial viability and business prospects of significant customers and suppliers;

  •
  the risks associated with international operations and world economies and the effect of acts of war or terrorist activities on the world economies;

  •
  changes in the banking and capital markets, which can affect the cost of financing activities;

  •
  changes in our credit ratings;

  •
  the relative stability of certain foreign currencies;

  •
  difficulty or inability to meet our obligations to repay indebtedness;

  •
  the effect of governmental regulations on our business;

  •
  the effect of environmental and other litigation;

  •
  the magnitude and timing of our capital expenditures;

  •
  our inventory management proficiency;

  •
  the availability and cost of energy, materials and supplies;

  •
  the cost of insurance and pension benefits; and

  •
  other economic, political and technological risks and uncertainties and other risk factors set out under "Risk Factors" in this prospectus and included in our filings from time to time with the Securities and Exchange Commission, including, without limitation, our reports on Form 10-K and Form 10-Q (including any amendments to these reports).

        We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the old notes. We will not receive any cash proceeds from the issuance of the new notes. The old notes that are surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

        The net proceeds from the sale of the old notes was approximately $197.9 million after deducting initial purchasers' discounts and offering expenses payable by us. We used all of the net proceeds from the sale of the old notes to fund a portion of the SPS acquisition.

        The aggregate purchase price for the SPS acquisition was $728.8 million, which included $294.2 million of cash paid for SPS stock, $9.5 million of cash paid for transaction fees, and common stock valued at $425.1 million. In addition, SPS paid $39.3 million for change of control payments and transaction fees as of the close of the transaction. We funded the cash portion of the SPS acquisition through a combination of borrowings under our credit agreement and accounts receivable securitization and the proceeds from the sale of the old notes.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of December 28, 2003. This table should be read together with "Use of Proceeds," "Unaudited Pro Forma Condensed Combined Financial Statements," and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

December 28, 2003
(in millions)
Short-term borrowings:
Notes payable	$10.7
Accounts receivable securitization	20.0
Current portion of long-term debt	17.9

Total short-term borrowings	48.6

Long-term debt, excluding current portion:
Term loan	300.0
Revolving loan	—
6.75% Notes due fiscal 2008	150.0
8.75% Notes due fiscal 2005	200.0
5.60% Notes due fiscal 2014	200.0
SPS Senior Notes	189.6
Other debt	7.5

Total long-term debt, less current portion	1,047.1

Shareholders' investment:
Common stock	63.8
Additional paid-in capital	691.7
Retained earnings	921.5
Accumulative other comprehensive loss	(13.2)

Total shareholders' investment	1,663.8

Total debt and shareholders' investment	$2,759.5

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table shows our selected historical consolidated financial information for the fiscal years ended March 28, 1999, April 2, 2000, April 1, 2001, March 31, 2002 and March 30, 2003 and for the nine months ended December 29, 2002 and December 28, 2003. In the second quarter of fiscal 2004, we decided to sell the Newmans valve business, including our subsidiary Newmans Valve Limited. As a result, we have reissued, in an updated format, our historical financial statements, as required by SFAS 144, to reclassify Newmans as discontinued operations. We derived the data for fiscal years 2001, 2002 and 2003 from our Current Report on Form 8-K filed on December 2, 2003. The data for fiscal years 1999 and 2000 have also been restated to reflect these discontinued operations. We derived the information for the nine months ended December 29, 2002 and December 28, 2003 from the unaudited consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended December 28, 2003. Operating results for the nine months ended December 28, 2003 are not necessarily indicative of the results that will be achieved for the year ending March 28, 2004. The information presented below is only a summary, and we urge you to read it in conjunction with the "Management's Discussion and Analysis" and the reissued consolidated financial statements and the related notes included in our Current Report on Form 8-K filed with the SEC on December 2, 2003, our most recent Annual Report on Form 10-K, as amended, and our Quarterly Report on Form 10-Q for the nine months ended December 28, 2003, which are incorporated by reference into this prospectus. Per share data for fiscal years prior to 2001 have been restated for the effects of a two-for-one stock split in September 2000.

											Nine Months Ended
	Fiscal Years
											December 29, 2002		December 28, 2003
	1999		2000		2001		2002		2003
											(unaudited)
	(in millions, except per share data)
Operations Statement Data:
Net sales from continuing operations	$1,336.7		$1,562.9		$2,220.4		$2,447.8		$2,076.6		$1,570.7		$1,469.6
Net income:
Continuing operations	106.8		85.3		127.1		81.7		161.1		122.2		94.0
Net income	103.3		85.3		124.9		42.4		124.3		103.9		76.6
Return on sales from continuing operations	8.0%		5.5%		5.7%		3.3%		7.8%		7.8%		6.4%
Return on beginning shareholders' investment	17.4%		12.2%		16.1%		4.7%		13.1%		10.9%		7.2%
Net income per common share (basic):
Continuing operations	$2.19		$1.74		$2.54		$1.58		$3.07		$2.34		$1.75
Net income	2.12		1.74		2.50		0.82		2.37		1.99		1.42
Net income per common share (diluted):
Continuing operations	2.18		1.73		2.50		1.56		3.04		2.31		1.71
Net income	2.11		1.73		2.45		0.81		2.35		1.96		1.40
Cash dividends declared per common share	0.12		0.12		0.12		0.12		0.12		0.09		0.09
Average shares of common stock outstanding	48.8		49.0		50.0		51.6		52.4		52.3		53.8
Other Data:
EBIT(1)	$178.4		$185.7		$289.6		$201.2		$252.3		$207.1		$158.9
EBITDA(1)	232.5		259.9		392.0		301.9		336.5		268.9		221.3
Capital expenditures	68.7		48.2		87.9		123.7		69.9		52.6		40.3
Ratio of earnings to fixed charges(2)	5.9	x	3.7	x	3.4	x	3.4	x	5.0	x	5.1	x	4.4	x
Percentage of debt to total capital, including short-term debt	37.9%		58.0%		53.9%		48.6%		39.5%		41.5%		39.7%

	March 28, 1999	April 2, 2000	April 1, 2001	March 31, 2002	March 30, 2003	December 28, 2003
						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$14.8	$17.6	$40.1	$38.1	$28.7	$47.6
Working capital(3)	252.3	160.4	199.6	151.4	161.1	489.0
Total assets	1,449.6	2,415.7	2,572.9	2,564.9	2,467.2	3,675.4
Total debt	425.9	1,068.2	1,052.7	901.5	692.1	1,095.7
Other long-term liabilities	52.8	165.8	171.1	189.0	248.6	335.7
Total shareholders' investment	697.4	773.9	901.8	951.8	1,061.7	1,663.8
Total debt as a percent of total debt and shareholders' investment	37.9%	58.0%	53.9%	48.6%	39.5%	39.7%

(1)
EBIT represents earnings before interest and income taxes. EBITDA represents earnings before interest, income taxes, depreciation and amortization. EBIT and EBITDA have not been adjusted to reflect discontinued operations or to exclude the effect of restructuring charges or other items that may be non-recurring. EBIT and EBITDA are presented because we believe that each is a useful indicator of our ability to satisfy principal and interest obligations with respect to our indebtedness and to utilize cash for other purposes. EBITDA, subject to certain adjustments, is also used as a measure in certain of the covenants in our new senior credit facility. EBIT and EBITDA do not purport to represent, and should not be considered as alternatives to, net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and should not be considered as indicators of our performance. Our definitions of EBIT and EBITDA may not be comparable to other similarly titled measures of other companies. A reconciliation of EBIT and EBITDA to net cash provided by operating activities as set forth in our consolidated statements of cash flow is as follows:

						Nine Months Ended
	Fiscal Years
						December 29, 2002	December 28, 2003
	1999	2000	2001	2002	2003
						(unaudited)
	(in millions)
EBIT	$178.4	$185.7	$289.6	$201.2	$252.3	$207.1	$158.9
Depreciation and amortization	54.1	74.2	102.4	100.7	84.2	61.8	62.4

EBITDA	232.5	259.9	392.0	301.9	336.5	268.9	221.3
Discontinued operations included in EBITDA	1.6	(2.8)	(0.3)	40.4	47.5	26.6	25.4
Interest expense	(26.2)	(46.5)	(80.6)	(66.1)	(56.4)	(43.0)	(38.4)
Provision for income taxes	(49.8)	(54.0)	(84.6)	(97.1)	(84.4)	(70.3)	(52.5)
Non-cash items included in EBITDA	7.5	(15.2)	16.5	76.3	38.1	(3.4)	16.9
Net change in operating assets and liabilities, excluding effects of business acquisitions and dispositions	(73.2)	35.3	(71.5)	52.9	(42.5)	(30.1)	(81.1)

Net cash provided by operating activities	$92.4	$176.7	$171.5	$308.3	$238.8	$148.7	$91.6

(2)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income before taxes and fixed charges (net of interest capitalized during the period). "Fixed charges" include interest, whether expensed or capitalized, amortization of debt expense and the estimated portion of rental expense (approximately 33.3%) that we believe to be representative of an approximate interest factor of rental payments under operating leases.

(3)
Working capital is calculated by subtracting current liabilities from current assets.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        We prepared the following unaudited pro forma condensed combined financial statements and explanatory notes to give effect to the merger with SPS and the related financing transactions. At the effective time of the merger, SPS was merged with and into our wholly-owned acquisition subsidiary. In connection with the merger, we issued an aggregate of 9,302,283 shares of our common stock and paid $294,130,234 in cash (excluding cash in lieu of fractional shares of our common stock) for all outstanding shares of SPS. We also assumed approximately $181 million of SPS's existing indebtedness with a fair value of $206.6 million. The transaction is being accounted for as a purchase business combination.

        We prepared unaudited pro forma condensed combined statements of income for the year ended March 30, 2003 and the nine months ended December 28, 2003 to reflect the merger (treated as an acquisition of SPS) and the related financing transactions. We prepared the following unaudited pro forma condensed combined financial statements based upon our historical financial statements and historical financial statements of SPS. We operate on a "Sunday nearest" reporting basis, meaning that our fiscal year end is based on the Sunday nearest March 31 and our fiscal quarters end on the Sundays nearest March 31, June 30, September 30 and December 31, respectively. Prior to the merger, SPS operated on a December 31 fiscal year end and on a calendar quarter reporting basis. Additionally, the unaudited pro forma condensed combined financial statements reflect certain income statement reclassifications made to conform SPS's presentations to ours. In the second quarter of fiscal 2004, we decided to sell the Newmans Valve business, including our subsidiary Newmans Valve Limited. As a result, we reissued, in an updated format, our historical financial statements, as required by SFAS 144, to reclassify Newmans as discontinued operations. These reclassified historical financial statements are included in our Current Report on Form 8-K filed on December 2, 2003. We urge you to read the unaudited pro forma condensed combined financial statements in conjunction with:

  •
  Our reissued historical audited consolidated financial statements for the year ended March 30, 2003 included in our Current Report on Form 8-K filed on December 2, 2003, our Annual Report on Form 10-K, as amended, for the fiscal year ended March 30, 2003 and our unaudited condensed consolidated financial statements as of December 28, 2003 and for the nine months ended December 28, 2003 included in our Quarterly Report on Form 10-Q for the quarter ended December 28, 2003; and

  •
  SPS's historical audited consolidated financial statements for the year ended December 31, 2002 included in its most recent Annual Report on Form 10-K, its unaudited condensed consolidated financial statements as of and for the three months ended June 30, 2003 included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and its unaudited condensed consolidated financial statements as of September 30, 2003 and for the three months ended September 30, 2003 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

        We prepared the unaudited pro forma condensed combined statements of income using the historical consolidated statements of income for us and SPS assuming the merger and related transactions had each occurred on April 1, 2002. We prepared the unaudited pro forma condensed combined statement of income for the year ended March 30, 2003 by combining our historical audited consolidated statement of income for the fiscal year ended March 30, 2003 and the historical audited statement of consolidated operations of SPS for the year ended December 31, 2002. We prepared the unaudited pro forma condensed combined statement of income for the nine months ended December 28, 2003 by combining the historical unaudited consolidated statement of income of PCC for the nine-month period ended December 28, 2003, the historical unaudited statement of consolidated operations of SPS for the three-month period ended June 30, 2003, the historical unaudited statement of consolidated operations of SPS for the three-month period ended September 30, 2003 and the historical unaudited consolidated operations data of SPS for the period from October 1, 2003 through December 8, 2003. The unaudited pro forma condensed combined statements of income do not include the historical unaudited statement of consolidated operations of SPS for the three-month period ended March 31, 2003, which reflects net sales of $212.6 million and net income from continuing operations of $5.0 million. The unaudited pro forma condensed combined statements of income give effect to the costs associated with financing the merger, including interest expense and amortization of deferred financing costs associated with the financing transactions related to the merger, and the impact of certain other purchase accounting adjustments.

        We prepared the unaudited pro forma condensed combined financial statements for illustrative purposes only. These financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the beginning of the periods or the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The unaudited pro forma condensed combined financial statements do not include any adjustments related to any restructuring charges, profit improvements, potential cost savings or one-time charges which may result from the merger.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Fiscal Year Ended March 30, 2003

	Historical
		SPS (for the fiscal year ended December 31, 2002)	Pro Forma
	PCC		Adjustments	Notes	Combined
	(in millions, except per share data)
Net sales	$2,076.6	$830.3	$(135.7)	(1)(2)	$2,771.2
Cost of goods sold	1,586.7	688.1	(117.9)	(1)(2)	2,156.9
Selling and administrative expenses	180.1	99.2	(17.3)	(1)(3)	262.0
Provision for restructuring	21.6	14.5	(2.1)	(1)	34.0
Other (income) expense	(14.5)	1.8	(1.8)	(4)	(14.5)
Interest expense, net	56.4	17.3	(3.3)	(1)(4)(5)	70.4

Income before income taxes and minority interest	246.3	9.4	6.7		262.4
Provision for income taxes	84.4	3.3	1.5	(1)(4)(6)	89.2
Minority interest in earnings of consolidated entities	0.8	—	0.5	(4)	1.3

Net income from continuing operations	$161.1	$6.1	$4.7		$171.9

Net income per share from continuing operations (basic)	$3.07				$2.79
Net income per share from continuing operations (diluted)	$3.04				$2.76
Weighted average shares outstanding (basic)	52.4		9.3	(7)	61.7
Weighted average shares outstanding (diluted)	53.0		9.3	(7)	62.3

Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended December 28, 2003

		Historical SPS
		(for the three months ended June 30, 2003)	(for the three months ended Sept. 30, 2003)	(for the period from Oct. 1 through Dec. 8, 2003)
					Pro Forma
	PCC				Adjustments	Notes	Combined
	(in millions, except per share data)
Net sales	$1,469.6	$214.2	$203.9	$164.3	$(84.0)	(1)(2)	$1,968.0
Cost of goods sold	1,129.4	175.9	165.9	138.3	(74.0)	(1)(2)	1,535.5
Selling and administrative expenses	134.9	25.2	27.5	32.1	(13.5)	(1)(3)	206.2
Provision for restructuring	8.5	—	—	—	—		8.5
Other expense	11.2	0.1	0.1	0.2	(0.4)	(4)	11.2
Interest expense, net	38.4	4.0	3.8	2.9	(2.5)	(1)(4)(5)	46.6

Income before income taxes and minority interest	147.2	9.0	6.6	(9.2)	6.4		160.0
Provision for income taxes	52.5	2.9	2.0	(2.6)	0.3	(1)(4)(6)	55.1
Minority interest in earnings of consolidated entities	0.7	—	—	—	0.2	(4)	0.9

Net income (loss) from continuing operations	$94.0	$6.1	$4.6	$(6.6)	$5.9		$104.0

Net income per share from continuing operations (basic)	$1.75						$1.67
Net income per share from continuing operations (diluted)	$1.71						$1.64
Weighted average shares outstanding (basic)	53.8				8.6	(7)	62.4
Weighted average shares outstanding (diluted)	54.9				8.7	(7)	63.6

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in millions, except per share data)

        The following pro forma adjustments are based on estimates which may change as additional information is obtained.

(1)
Adjustments to reflect only the ongoing operating results of SPS:

	Year Ended March 30, 2003	Nine Months Ended Dec. 28, 2003
Net sales	$(126.8)	$(76.5)
Cost of goods sold	(109.0)	(66.5)
Selling and administrative expenses	(17.4)	(13.5)
Provision for restructuring	(2.1)	—
Interest expense, net	(0.1)	(0.1)
Provision for income taxes	(0.2)	(0.7)
(2)
Adjustments to eliminate SPS sales to PCC:

	Year Ended March 30, 2003	Nine Months Ended Dec. 28, 2003
Net sales	$(8.9)	$(7.5)
Cost of goods sold	(8.9)	(7.5)
(3)
Adjustments to record amortization expense on acquired intangible assets and revise depreciation expense based on the fair market value of acquired fixed assets:

	Year Ended Dec. 31, 2002	Nine Months Ended Dec. 28, 2003
Amortization expense	1.1	0.9
Depreciation expense	(1.0)	(0.9)

Adjustment to selling, general and administrative expenses	$0.1	$—

(4)
Reclassification to SPS's historical financial statements to conform to PCC's presentation:

	Year Ended March 30, 2003	Nine Months Ended Dec. 28, 2003
Other (income) expense, net	(1.8)	(0.4)
Interest expense, net	1.0	—
Provision for income taxes	0.3	0.2
Minority interest	0.5	0.2

(5)
Interest expense was adjusted to reflect the following:

	Year Ended March 30, 2003	Nine Months Ended Dec. 28, 2003
Interest expense on new debt	$26.2	$18.3
Amortization of financing costs	2.0	1.5
Elimination of interest expense on old PCC debt	(13.8)	(9.7)
Elimination of SPS interest expense	(16.9)	(11.3)
Elimination of amortization of SPS financing fees	(0.1)	(0.1)
Elimination of amortization of financing fees on old PCC debt	(1.6)	(1.1)
Reclassification of SPS discontinued operations (see Note 1)	(0.1)	(0.1)
Reclassification to conform to PCC presentation (see Note 3)	1.0	—

Total	$(3.3)	$(2.5)

        Interest expense on new debt as follows:

Debt Instrument	Average Principal	Average Rate	Year Ended Mar. 30, 2003	Nine Months Ended Dec. 28, 2003
New senior bank credit facilities	$300.0	2.44%	$7.3	$5.2
New senior notes	200.0	5.60%	11.2	7.8
Private notes	189.6	4.04%	7.7	5.3
Receivables securitization	3.6	1.50%	—	—

Total			$26.2	$18.3

  The average interest rate on the senior bank credit facilities was computed using LIBOR of 1.19% plus a spread of 125 basis points. The average interest rate on the new senior notes was computed using the coupon rate of 5.60%. The average interest rate on the private notes represents fair market value at the date of the transaction. The average interest rate on the receivables securitization was computed using LIBOR of 1.19% plus a spread of 31 basis points. An increase in interest rates of 12.5 basis points with respect to the new debt would decrease pro forma net income by approximately $0.5 million for the fiscal year ended March 30, 2003.

(6)
The provision for income taxes was adjusted to reflect the income tax expense (benefit) associated with the pro forma adjustments to interest expense by applying a 35.0% rate to the SPS interest expense eliminations and a 35.0% rate to the interest and fees associated with the new debt issuance.

(7)
The purchase price adjustments reflect the issuance of 9,302,283 shares of PCC common stock to SPS shareholders.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        We initially sold the old notes in a private offering on December 9, 2003 pursuant to a purchase agreement dated December 2, 2003 among us, the guarantors named therein and the initial purchasers named therein. As of the date of this prospectus, $200 million aggregate principal amount of old notes are outstanding.

        In connection with the private offering of the old notes, we and the guarantors entered into a registration rights agreement dated December 9, 2003 (the "Registration Rights Agreement"), in which we and the guarantors agreed, among other things, to:

  (1)
  file with the SEC on or before March 8, 2004 an exchange offer registration statement under the Securities Act relating to an exchange offer for the old notes;

  (2)
  use our best efforts to cause such exchange offer registration statement to be declared effective under the Securities Act on or before June 6, 2004;

  (3)
  upon the effectiveness of the registration statement, commence the exchange offer and offer the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes and to keep the exchange offer open for not less than 30 days (or longer if required by applicable federal and state securities laws) after the date on which notice of the exchange offer is mailed to the holders of the old notes; and

  (4)
  use our best efforts to complete the exchange offer and issue the new notes on or prior to the date that is 30 business days (or longer if required by applicable federal and state securities laws) after the date on which the exchange offer registration statement was declared effective by the SEC.

        We and the guarantors are making the exchange offer to satisfy our obligations and your registration rights under the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement filed with the SEC in connection with the exchange offer. You may request a copy of the Registration Rights Agreement at our address set forth under "Where You Can Find More Information."

Effect of the Exchange Offer

        Based on several no-action letters issued by the staff of the SEC to third parties in unrelated transactions, we believe that you may offer for resale, resell or otherwise transfer any new notes issued to you in the exchange offer without further registration under the Securities Act or delivery of a prospectus if you:

  •
  are acquiring the new notes in the ordinary course of your business;

  •
  are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes;

  •
  are not an affiliate of ours as defined in Rule 405 under the Securities Act; and

  •
  are not a broker-dealer who acquired old notes from us.

        If you do not satisfy these criteria:

  •
  you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of new notes; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you, in connection with any offer for resale, resale or other transfer of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes it acquired as a result of market-making or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of its new notes. This will not be an admission by the broker-dealer that it is an underwriter within the meaning of the Securities Act. See "Plan of Distribution."

Terms of the Exchange Offer

  •
  We will accept all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. You should read "—Expiration Date; Extensions; Amendments" below for an explanation of how the expiration date may be amended.

  •
  We will issue and deliver $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may exchange some or all of their old notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

  •
  By tendering old notes in exchange for new notes and by signing the letter of transmittal (or delivering an agent's message in lieu thereof), you will be representing that, among other things:

  (1)
  any new notes to be received by you will be acquired in the ordinary course of your business;

  (2)
  you are not engaged in, and do not intend to engage in, and you have no arrangement or understanding with any person to participate in, a distribution of the new notes;

  (3)
  you acknowledge and agree that any person who is a broker-dealer or is participating in the exchange offer for the purpose of distributing the new notes must comply with the registration and prospectus delivery requirements of the Securities Act;

  (4)
  you understand that a secondary resale transaction described in clause (3) above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us or an affiliate of ours should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K promulgated by the SEC; and

  (5)
  you are not an affiliate (as defined in Rule 405 under the Securities Act) of ours.

  •
  The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes are not applicable to the new notes. The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture governing the old notes.

  •
  In connection with the exchange offer, holders of the old notes do not have any appraisal or dissenters' rights under law or the indenture governing the old notes.

  •
  We are sending this prospectus and the letter of transmittal to all registered holders of old notes as of the close of business on                        , 2004.

  •
  We are not conditioning the exchange offer upon the tender of any minimum amount of old notes.

  •
  The exchange offer is subject to the condition that the exchange offer not violate applicable law, rules or regulations or applicable interpretations of the staff of the SEC. See "—Conditions of the Exchange Offer."

  •
  We may accept tendered old notes by giving oral (promptly confirmed in writing) or written notice to the exchange agent. The exchange agent will act as your agent for the purpose of receiving the new notes from us and delivering them to you.

  •
  You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer other than taxes specified under "—Transfer Taxes."

Expiration Date; Extensions; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004, unless we, in our sole discretion, extend it. We may extend the exchange offer at any time and from time to time by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by making a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We may also accept all properly tendered old notes as of the expiration date and extend the expiration date in respect of the remaining outstanding old notes. Prior to the expiration of the exchange offer, we may, in our sole discretion:

  •
  amend the terms of the exchange offer in any manner;

  •
  delay acceptance of, or refuse to accept, any old notes not previously accepted;

  •
  extend the exchange offer; or

  •
  terminate the exchange offer.

        We will give prompt notice of any amendment to the registered holders of the old notes. If we materially amend the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law.

Procedures for Tendering

        Only a holder of old notes may tender them in the exchange offer. For purposes of the exchange offer, the term "holder" or "registered holder" includes any participant in The Depository Trust Company whose name appears on a security position listing as a holder of old notes.

        To tender in the exchange offer, you must cause the following to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date:

  •
  a confirmation of the book-entry transfer of the tendered old notes into the exchange agent's account at The Depository Trust Company;

  •
  a properly completed and duly executed letter of transmittal in the form accompanying this prospectus (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent's message in lieu of such letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        If you wish to tender your old notes and you cannot cause the old notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in this section under the heading "—Guaranteed Delivery Procedures."

        Any beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer should promptly contact the person through which it beneficially owns such old notes and instruct that person to tender old notes on behalf of such beneficial owner. See "Instructions Forming Part of the Terms and Conditions of the Exchange Offer" included with the letter of transmittal. If the beneficial owner wishes to tender on his or her own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner's old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        The tender by a holder of old notes will constitute an agreement between such holder, us and the exchange agent in accordance with the terms and subject to the conditions specified in this prospectus and in the letter of transmittal. If a holder tenders less than all the old notes held, the holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The exchange agent will deem the entire amount of old notes delivered to it to have been tendered unless the holder has indicated otherwise.

        The method of delivery of the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. Do not send your letter of transmittal or other required documents to us.

Signature Requirements and Signature Guarantee

        You must arrange for an "eligible institution" to guarantee your signature on the letter of transmittal or a notice of withdrawal, unless the old notes are tendered:

  •
  by a registered holder of such old notes; or

  •
  for the account of an eligible guarantor institution.

The following are "eligible institutions":

  •
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  •
  a commercial bank or trust company having an office or correspondent in the United States; or

  •
  an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

        If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the old notes.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign or endorse any required documents, they should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

Book-Entry Transfer

        The exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes. Subject to the establishment of the account, any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of old notes by causing The Depository Trust Company to transfer them into the exchange agent's account with respect to the old notes. However, the exchange agent will only exchange the old notes so tendered after a timely confirmation of their book-entry transfer into the exchange agent's account, and timely receipt of an agent's message and any other documents required by the letter of transmittal.

        The term "agent's message" means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

  •
  The Depository Trust Company has received an express acknowledgment from a participant tendering old notes stating the aggregate principal amount of old notes which have been tendered by such participant;

  •
  the participant has received the letter of transmittal and agrees to be bound by its terms; and

  •
  we may enforce such agreement against the participant.

        Although you may effect delivery of old notes through The Depository Trust Company into the exchange agent's account at The Depository Trust Company, you must provide the exchange agent a completed and executed letter of transmittal with any required signature guarantee (or an agent's message in lieu thereof) and all other required documents prior to the expiration date. If you comply with the guaranteed delivery procedures described below, you must provide the letter of transmittal (or an agent's message in lieu thereof) to the exchange agent within the time period provided. Delivery of Documents To The Depository Trust Company Does Not Constitute Delivery To The Exchange Agent.

Guaranteed Delivery Procedures

        If you wish to tender your old notes and (1) you cannot deliver the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (2) you cannot complete the procedure for book-entry transfer on a timely basis, you may instead effect a tender if:

  •
  you make the tender through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmittal, mail or hand delivery) specifying the name and address of the holder and the principal amount of such old notes tendered, stating that the tender is being made, and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the old notes being tendered, a properly completed and duly executed letter of transmittal or a confirmation of a book-entry transfer into the exchange agent's account at The Depository Trust Company and an agent's message and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives such old notes and letter of transmittal or confirmation of a book-entry transfer into its account at The Depository Trust Company and an agent's message and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tendered old notes at any time before 5:00 p.m., New York City time, on the expiration date. To do so, you must provide the exchange agent with a written or facsimile transmission notice of withdrawal before 5:00 p.m., New York City time, on the expiration date.

        Any notice of withdrawal must:

  •
  identify the old notes to be withdrawn (including the principal amount of the old notes and the name and number of the account at The Depository Trust Company to be credited); and

  •
  be signed by you in the same manner as the original signature on your letter of transmittal (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the registrar to register the transfer of the withdrawn old notes into your name.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of all withdrawal notices. Our determination shall be final and binding on all parties. We will not deem any old notes so withdrawn to be validly tendered for purposes of the exchange offer and will not issue new notes with respect to them unless the holder of the old notes so withdrawn validly retenders them. You may retender withdrawn old notes by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Determination of Validity

        We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered old notes in our sole discretion. Our determination will be final and binding. We may reject any and all old notes that are not properly tendered or any old notes of which our acceptance would, in the opinion of our counsel, be unlawful. We also may waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes within such time as we shall determine.

        Although we intend to notify tendering holders of defects or irregularities with respect to tenders of old notes, neither we nor anyone else has any duty to do so. Neither we nor anyone else shall incur any liability for failure to give such notification. Your old notes will not be deemed tendered until you have cured or we have waived any irregularities. As soon as practicable following the expiration date, the exchange agent will return any old notes that we reject due to improper tender or otherwise unless you cured all defects or irregularities or we waive them.

Conditions of the Exchange Offer

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue new notes for, any old notes, and we may terminate or amend the exchange offer as provided herein before the expiration of the exchange offer, if the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

        If we reasonably determine that such condition (that the exchange offer not violate applicable law, rules, regulations or interpretation of the staff of the SEC) is not satisfied, we may (1) refuse to accept any old notes and return all tendered old notes to the tendering holders or (2) extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes (see "—Withdrawal of Tenders").

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes that have been validly tendered and not withdrawn, and will issue the applicable new notes in exchange for such old notes promptly after our acceptance of such old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes for exchange when, as, and if we have given written notice of such acceptance to the exchange agent.

        For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. The new notes will bear interest from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from December 9, 2003. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from December 9, 2003. Old notes accepted for exchange will cease to accrue interest from and after the date on which they are accepted for exchange. Holders whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date if the record date occurs on or after the date on which the old notes are accepted for exchange and will be deemed to have waived their rights to receive the accrued interest on the old notes.

        If any tendered old notes are not accepted for any reason or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes or, if the old notes were tendered by book-entry transfer, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility. In either case, the return of such old notes will be effected promptly after the expiration or termination of the exchange offer.

Registration Rights; Liquidated Damages

        Pursuant to the terms of the Registration Rights Agreement, we and the guarantors agreed to use our best efforts to complete the exchange offer and issue the new notes in exchange for the old notes. The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

        If:

  (1)
  we and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by any applicable law or applicable interpretation of the staff of the SEC; or

  (2)
  any holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

  (a)
  it is prohibited by law or SEC policy from participating in the exchange offer; or

  (b)
  that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

  (c)
  that it is a broker-dealer and holds old notes acquired directly from us or an affiliate of ours,

we and the guarantors will file with the SEC a Shelf Registration Statement to cover resales of the Transfer Restricted Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

        For purposes of the preceding, "Transfer Restricted Securities" means each note until:

  (1)
  the date on which such note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

  (2)
  following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

  (3)
  the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

  (4)
  the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

        If:

  (1)
  we and the guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

  (2)
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

  (3)
  we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

  (4)
  the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then we and the guarantors will pay Liquidated Damages to each holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues.

        The amount of Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $0.20 per week per $1,000 principal amount of Transfer Restricted Securities; provided that we shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

        Holders of Transfer Restricted Securities will be required to make certain representations (as described in the Registration Rights Agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify us and the guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Transfer Restricted Securities will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice from us to that effect.

Exchange Agent

        We have appointed J.P. Morgan Trust Company, National Association as the exchange agent for the exchange offer. J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) also acts as trustee under the indenture. You should send all executed letters of transmittal to the exchange agent and direct all communications with the exchange agent, including requests for assistance or for additional copies of this prospectus or of the letter of transmittal as follows:

DELIVERY TO: J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION, EXCHANGE AGENT

By Mail or By Hand
J.P. Morgan Trust Company, National Association
Institutional Trust Services
2001 Bryan Street
9th Floor
Dallas, Texas 75201
Attention: Frank Ivins

By Facsimile for Eligible Institutions:
(214) 468-6494

Facsimile Confirmation:
(214) 468-6464

For Information:
1-800-275-2049

        If you deliver the Letter of Transmittal to an address other than as set forth above or transmit instructions via facsimile other than as set forth above, such delivery or instructions will not be effective.

Fees and Expenses

        We will bear all expenses of the exchange offer. We are making the principal solicitation pursuant to the exchange offer by mail. Our officers and employees and our affiliates may also make solicitations in person, by telegraph, telephone or facsimile transmission.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

Transfer Taxes

        We will pay any transfer taxes applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any of these transfer taxes (whether imposed on the registered holder thereof or any other person) will be payable by the tendering holder.

        For example, the tendering holder will pay transfer taxes, if:

  •
  new notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered; or

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal.

        If you do not submit satisfactory evidence of payment of taxes for which you are liable or exemption from them with your letter of transmittal, we will bill you for the amount of these transfer taxes directly.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, which is the principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will capitalize the expenses of the exchange offer for accounting purposes. We will classify these expenses as prepaid expenses and include them in other assets on our balance sheet. We will amortize these expenses on a straight line basis over the life of the new notes.

Consequences of Failure to Exchange Old Notes

        Holders of old notes who do not exchange their old notes for new notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes. The old notes were originally issued in a transaction exempt from registration under the Securities Act, and may be offered, sold, pledged, or otherwise transferred only:

  •
  in the United States to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act);

  •
  outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act;

  •
  pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available; or

  •
  pursuant to an effective registration statement under the Securities Act.

        The offer, sale, pledge or other transfer of old notes must also be made in accordance with any applicable securities laws of any state of the United States, and the seller must notify any purchaser of the old notes of the restrictions on transfer described above. We do not currently anticipate that we will register the old notes under the Securities Act.

Appraisal or Dissenters' Rights

        Holders of the old notes will not have appraisal or dissenters' rights in connection with the exchange offer.

DESCRIPTION OF CERTAIN INDEBTEDNESS

        The following is a summary of the important terms of our debt arrangements:

Credit Agreements

        Prior to our acquisition of SPS, we maintained an Amended and Restated Credit Agreement with Bank of America, N.A., as agent, and other bank lenders. In connection with the acquisition of SPS we negotiated a new credit agreement with Bank of America, which replaced the prior credit agreement. The new credit agreement became effective simultaneously with the closing of the SPS acquisition.

  Senior Credit Facilities

        We entered into a syndicated credit agreement with Bank of America, N.A., as administrative agent, letter of credit issuing bank and swing line lender, and other bank lenders. This unsecured credit agreement provides a term loan of $300 million and a revolving loan commitment of up to $400 million, each of which will mature on December 9, 2008.

        Interest Rate.    Loans made under the syndicated credit agreement bear interest, at our option, at (A) a rate equal to the Eurodollar rate, plus a margin of between 1.0% and 2.5%, or (B) (i) the higher of the agent's prime rate or the federal funds rate plus .50%, plus (ii) a margin of between 0% and 1.5%. The margins applicable to loans under this credit agreement vary depending on our credit ratings. We will also pay fees for letters of credit issued under the syndicated credit agreement and for the unused commitments under the syndicated credit agreement; these fees will also vary depending on our credit ratings. At December 28, 2003, the outstanding balance of the term loan was $300 million and there were no outstanding borrowings under the revolving loan.

        Guarantees.    The payment obligations under the syndicated credit agreement are guaranteed, jointly and severally, by certain of our material domestic subsidiaries. Under the terms of the Indenture, each guarantor that guarantees the syndicated credit agreement is also required to guarantee the new notes, subject to certain exceptions set forth under "Description of New Notes—Certain Covenants of the Company—Limitation on Debt of Restricted Subsidiaries."

        Covenants.    The syndicated credit agreement includes a number of customary financial, affirmative and negative covenants that regulate our operations. For example, we are required to meet certain financial tests, including:

  •
  a minimum net worth;

  •
  a minimum interest coverage ratio; and

  •
  a maximum funded debt to EBITDA ratio.

        In addition, negative covenants restrict, among other things, the incurrence of indebtedness, liens, acquisitions, sales of assets and other fundamental changes, investments, entering burdensome agreements, changes in business and amendments of certain indebtedness, including the new notes.

        Events of Default.    The syndicated credit agreement also includes customary events of default, including payment defaults, inaccuracy of representations and warranties when made, covenant defaults, cross defaults to other indebtedness of a minimum amount, bankruptcy and insolvency events, certain events under the Employee Retirement Income Security Act of 1974, defaults in satisfaction of judgments, and change of control.

Senior Notes

        In addition to the old notes that we are offering to exchange for the new notes, we currently have outstanding $150 million of 6.75% Senior Notes due 2007 and $200 million of 8.75% Senior Notes due 2005. Both series of Senior Notes were issued pursuant to an Indenture dated December 17, 1997, as amended and supplemented. These notes are our unsecured, unsubordinated obligations and rank equally with all of our other unsecured and unsubordinated indebtedness, including the new notes. The Senior Notes are guaranteed by certain of our material domestic subsidiaries. Under the terms of the Indenture, each guarantor that guarantees the Senior Notes is also required to guarantee the new notes. The 6.75% Notes, which mature December 15, 2007, bear interest at the fixed rate of 6.75% per year. The 8.75% Notes, which mature March 15, 2005, bear interest at the fixed rate of 8.75% per year.

        Covenants.    The Indenture under which the Senior Notes were issued contains covenants restricting our ability to:

  •
  incur certain liens;

  •
  with respect to our restricted subsidiaries, incur additional debt;

  •
  merge, consolidate or sell assets; or

  •
  engage in sale and leaseback transactions.

The Indenture also requires us to maintain our corporate existence, pay taxes and certain other claims and pay principal and interest on the Senior Notes.

        Events of Default.    The Indenture contains events of default, including failure to pay principal of, interest on (subject to 30 days grace) or premium on the Senior Notes, covenant defaults, cross defaults to other indebtedness of a minimum amount, certain bankruptcy and insolvency events and any specific defaults provided in the securities issued pursuant to the Indenture.

        The new notes will be issued pursuant to and benefit from the same Indenture and will be a series of securities outstanding under that Indenture.

Accounts Receivable Securitization

        We and Precision Receivables Corp. have executed a Credit and Security Agreement with Wachovia Bank, N.A. and its affiliate Blue Ridge Asset Funding Corporation that provides for a 364-day revolving loan of up to $150 million (the "Accounts Receivable Securitization"). This facility is secured by a portion of the accounts receivable originated by our principal operating subsidiaries, which the subsidiaries have sold to us and we in turn have sold or contributed to Precision Receivables. Although the Accounts Receivable Securitization was originally conceived as an off-balance sheet transaction and still bears certain similarities to a true securitization, we have structured the transaction as a loan, and, as such, it is reflected as a liability on our consolidated balance sheet. Borrowings under this facility can be made only once each month and only in accordance with a borrowing base formula applicable to the accounts receivable held by Precision Receivables. The maturity of the Accounts Receivable Securitization can be extended with all parties' consent in increments of up to 364 days at a time. At December 28, 2003, $20.0 million of accounts receivable securitization was outstanding.

        Interest Rate.    Loans under the Accounts Receivable Securitization bear interest at a rate equivalent to the rate paid by Blue Ridge from time to time on its commercial paper having a like maturity, and taking into account any placement agent or commercial paper dealer fees paid by Blue Ridge. If Blue Ridge is unable to sell its commercial paper, or if certain other events described in the Amended and Restated Credit and Security Agreement occur, and if selected by Precision Receivables, loans under the Accounts Receivable Securitization will bear interest at a Eurodollar rate or an alternative base rate, without any applicable margin in the case of either such rate. We also pay certain fees relating to the Accounts Receivable Securitization pursuant to our agreement with Wachovia and Blue Ridge.

        Covenants.    The agreements relating to the Accounts Receivable Securitization include a number of customary affirmative and negative covenants that regulate our operations and those of our subsidiaries that are party to the transaction, but which do not materially add to the restrictions imposed on us and our subsidiaries by the syndicated credit agreement. In addition, such agreements include affirmative and negative covenants relating to the accounts receivable sold and contributed to Precision Receivables that are customary for accounts receivable secured financings and covenants designed to protect the separate corporate existence and solvency of Precision Receivables that are typical for securitization transactions. The latter covenants include strict restrictions on the business that Precision Receivables can engage in, the liabilities that it can incur, and the manner in which it is administered and governed.

        Events of Default.    The agreements relating to the Accounts Receivable Securitization also include customary events of default, including payment defaults, covenant defaults (including the covenants that relate to the accounts receivable sold and contributed to Precision Receivables and that relate to the separate corporate existence and solvency of Precision Receivables), cross defaults to other indebtedness of a minimum amount, bankruptcy and insolvency defaults, certain events under the Employee Retirement Income Security Act of 1974, defaults in satisfaction of judgments and change of control. In addition, it shall be an event of default if any event occurs that materially impairs the ability of the originators of the accounts receivable sold and contributed to Precision Receivables to originate accounts receivable, or if Precision Receivables fails each month to meet certain three-month rolling average ratio tests that relate to dilution of the amount (e.g., as a result of defective or rejected goods, cash discounts, or tariffs), and delinquencies and defaults in payment, of its accounts receivable.

Assumption of Certain SPS Indebtedness

        SPS previously issued $180,000,000 principal amount of promissory notes, of which $163,636,369 is presently outstanding. The promissory notes were originally issued pursuant to note purchase agreements in five series: (1) $30,000,000 of 7.75% Series B Senior Notes due 2009, all of which is presently outstanding, (2) $15,000,000 of 8.37% Senior Notes due 2010, all of which is presently outstanding, (3) $60,000,000 of 7.88% Series A Senior Notes due 2011, with a principal amount of $43,636,369 presently outstanding, (4) $25,000,000 of 7.70% Series B Senior Notes due 2011, all of which is presently outstanding, and (5) $50,000,000 of 7.85% Series A Senior Notes due 2014, all of which is presently outstanding (collectively, the "SPS Senior Notes").

        In connection with the SPS acquisition, we entered into an Amended and Restated Note Purchase Agreement (the "Amended Note Purchase Agreement") with the holders of the SPS Senior Notes, which Amended Note Purchase Agreement replaced each of the existing note purchase agreements pursuant to which the various series of the SPS Senior Notes were issued. Pursuant to the Amended Note Purchase Agreement (1) we absolutely and unconditionally assumed all the obligations of SPS under the SPS Senior Notes, (2) the holders of the SPS Senior Notes released SPS from its obligations under the existing note purchase agreements and the SPS Senior Notes (except with respect to the obligations of the surviving company and certain of its subsidiaries to guarantee payment under the Amended Note Purchase Agreement and the SPS Senior Notes following the merger), consented to the merger and the foregoing assumption and waived any defaults or rights to prepayment under any of the existing note purchase agreements and the SPS Senior Notes in connection with the merger and the Amended Note Purchase Agreement and (3) each of the existing note purchase agreements and the SPS Senior Notes were amended and restated as set forth in the Amended Note Purchase Agreement to provide that we are the obligor. Certain of the financial and other covenants contained in the existing note purchase agreements were amended pursuant to the Amended Note Purchase Agreement, in part, to conform to similar covenants contained in our new syndicated credit agreement.

        As of December 28, 2003, approximately $164 million principal amount of the SPS Senior Notes was outstanding. We recorded the SPS Notes to our balance sheet at their fair value of $189.6 million, as adjusted for purchase accounting.

        Our payment obligations under the SPS Senior Notes are guaranteed by the same material domestic subsidiaries that guarantee our syndicated credit agreement and outstanding debt securities, including the new notes.

Subsidiary Credit Facilities

        Certain of our subsidiaries have credit agreements with financial institutions in connection with working capital, fixed asset financings and letter of credit facilities. We guarantee some of these facilities. These facilities are not, individually or in the aggregate, material in amount, and none contain covenants or other restrictions which are material to our operations.

DESCRIPTION OF NEW NOTES

        The new Notes will be issued under an existing Indenture dated as of December 17, 1997 (as amended or supplemented from time to time, the "Indenture," which term as used herein includes the second supplemental indenture, dated December 9, 2003, establishing, among other things, the title, form and terms of the Notes) among the Company, the Guarantors and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) as Trustee (the "Trustee"), a copy of which may be obtained from the Company. The statements herein relating to the new Notes and the following summaries of provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wherever particular sections or defined terms of the Indenture are referred to in this prospectus, such sections or defined terms are incorporated herein by reference. Certain defined terms used in this description but not defined below under "—Certain Definitions" or otherwise herein have the meanings assigned to them in the Indenture.

        The following sets forth certain general terms and provisions of the new Notes, which are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes, are not applicable to the new Notes. The new Notes will be a separate series of securities under the Indenture, and certain covenants applicable to the new Notes are less restrictive in certain respects than the covenants applicable to the Company's outstanding 6.75% Notes due December 15, 2007. The more restrictive covenants will continue to apply to the Company as long as the 6.75% Notes are outstanding; however, the following discussion describes the covenants that will apply only to the new Notes.

General

        The new Notes will be issued as a series of Securities under the Indenture. The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness ("Debt Securities") that may be issued under the Indenture and Debt Securities may be issued thereunder from time to time in one or more series. On December 17, 1997, a series of Debt Securities aggregating $150 million principal amount was issued under the Indenture. On March 3, 2000, another series of Debt Securities aggregating $200 million was issued under the Indenture. The old notes are also a series of Debt Securities issued under the Indenture.

        The new Notes will be issued as unsecured obligations of the Company in an aggregate principal amount of $200 million and will mature on December 15, 2013.

        The new Notes will bear interest at the rate of 5.60% from December 9, 2003, payable semi-annually in arrears on each June 15 and December 15, commencing June 15, 2004, to the Persons in whose names the new Notes are registered on the preceding June 1 and December 1, respectively.

        The principal of, premium, if any, and interest on the new Notes will be payable, the transfer of new Notes will be registrable and the new Notes may be presented for exchange, at the office of the Trustee located at Institutional Trust Services, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention: Frank Ivins. So long as the new Notes are represented by Global Notes, the interest payable on the new Notes will be paid to Cede & Co., the nominee of DTC, or its registered assigns as the registered owner of the Global Notes, by wire transfer of immediately available funds on each of the applicable interest payment dates, no later than 2:30 p.m. Eastern Standard Time. If the new Notes are no longer represented by Global Notes, payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto. See "Book-Entry, Delivery and Form—Same Day Settlement and Payment."

        The Indenture does not limit the amount of Debt that may be incurred by the Company or its Subsidiaries or contain covenants specifically designed to protect holders of the new Notes in the event of a highly leveraged transaction, restructuring, change in control, merger or a similar transaction involving the Company that may adversely affect holders the new Notes.

        No sinking fund is provided for the new Notes.

Further Issues

        The Company may, without the consent of the new Note holders, create and issue additional notes having the same ranking and the same interest rate, maturity, redemption and other terms as the new Notes. Any such additional notes would be consolidated with and form a single series with the new Notes under the Indenture. No additional notes may be issued if an Event of Default has occurred and is continuing with respect to the new Notes.

Ranking

        The new Notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness. We are a holding company and substantially all of our assets are owned by, and our business is conducted through, subsidiaries, both foreign and domestic. Distributions or advances from our subsidiaries are a major source of funds that are necessary for us to meet our debt service and other obligations. Contractual provisions, laws or regulations to which we or any of our subsidiaries may become subject, as well as any subsidiary's financial condition and operating requirements, may limit our ability to obtain cash required to service our indebtedness, including the new Notes.

        The new Notes will be structurally subordinated to any of our secured indebtedness to the extent of the assets securing that indebtedness and to all existing and future obligations of our subsidiaries that are not Subsidiary Guarantors, including claims with respect to trade payables. As of December 28, 2003, we had approximately $30.2 million of secured debt on a consolidated basis, $22.6 million of unsecured non-guarantor subsidiary debt and $1,095.7 million of total consolidated indebtedness. See the notes to our consolidated financial statements incorporated by reference in this prospectus for financial information regarding Guarantor and non-Guarantor subsidiaries.

        In the case of any of our subsidiaries that is not a Subsidiary Guarantor, our rights, and hence the rights of our creditors, including holders of the new Notes, to participate in any distribution of the assets of any such subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Guarantees

        The payment obligations on the new Notes are guaranteed, jointly and severally, by each Guarantor and, subject to the exceptions described under "Certain Covenants of the Company—Limitation on Debt of Restricted Subsidiaries," will be guaranteed by any other Restricted Subsidiary that guaranties Debt of the Company or any of its Subsidiaries after the Issue Date. As of the date of this prospectus, the Guarantors are the Subsidiary Guarantors and each of Avibank Mfg., Inc., Cannon-Muskegon Corporation, Greenville Metals, Inc., Greer Stop Nut, Inc., Howell Penncraft, Inc., M. Argueso & Co., Inc., Metalac Fasteners, Inc., NSS Technologies, Inc., SPS International Investment Company, SPS Technologies Waterford Company and Unbrako LLC.

        Each Note Guarantee is:

  •
  a general unsecured obligation of the Guarantor;

  •
  effectively subordinated in right of payment to any existing and future secured indebtedness of the Guarantor to the extent of the assets securing that indebtedness;

  •
  equal in right of payment to all existing and future unsecured and unsubordinated indebtedness of the Guarantor; and

  •
  senior in right of payment to any future subordinated indebtedness of the Guarantor.

        Subject to the exceptions described under "Certain Covenants of the Company—Limitation on Debt of Restricted Subsidiaries," if, on or after the Issue Date, (a) the Company or any of the Company's Restricted Subsidiaries creates or acquires another Restricted Subsidiary that provides a Guarantee of any Debt of the Company or any of its Subsidiaries or (b) any direct or indirect Restricted Subsidiary that is not a Guarantor provides a Guarantee of any Debt of the Company or of any Guarantor, then, in any such event, that Restricted Subsidiary must become a Guarantor and execute a supplemental indenture within ten Business Days of the date of such event.

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not an Affiliate of the Company, if that sale complies with the covenants set forth under "Certain Covenants of the Company—Limitation on Debt of Restricted Subsidiaries" and "—Consolidation, Merger and Sale of Assets";

  (2)
  if the Guarantor would not be required to provide a Note Guarantee pursuant to clause (6) set forth under "Certain Covenants of the Company—Limitation on Debt of Restricted Subsidiaries"; or

  (3)
  upon legal defeasance of the Company's and all Guarantors' obligations under the Indenture or upon satisfaction and discharge of the Indenture.

Optional Redemption

        The new Notes will be redeemable, at any time in whole or from time to time in part, at the option of the Company at a redemption price equal to the greater of (1) 100% of the principal amount of such new Notes or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (determined on the third Business Day preceding such redemption date by the Independent Investment Banker), plus, in each case, accrued and unpaid interest thereon to the redemption date.

        "Adjusted Treasury Rate" means the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Comparable Treasury Issue, plus 20 basis points. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the new Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such new Notes.

        "Comparable Treasury Price" means with respect to any redemption date for the new Notes (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers that we have appointed.

        "Reference Treasury Dealer" means each of Banc of America Securities LLC and its successors and any three of Goldman, Sachs & Co., plus two other primary U.S. Government securities dealers in The City of New York appointed by the Trustee after consultation with us and their respective successors (each, a "Primary Treasury Dealer"); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute in its place another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

        "Statistical Release" means the statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Notice of any redemption will be mailed by first-class mail at least 30 days but no more than 60 days before the redemption date to each holder of new Notes to be redeemed. If we are redeeming less than all the new Notes, the Trustee will select the particular new Notes to be redeemed by such method the Trustee deems fair and appropriate.

        Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the new Notes or portions thereof called for redemption.

Certain Covenants of the Company

  Consolidation, Merger and Sale of Assets

        The Company may not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

  (1)
  either the Company is the continuing corporation, or the successor Person or purchaser shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and any such successor or purchaser expressly assumes the performance or observance of all of the Company's covenants under the Indenture and the Company's obligations under the Registration Rights Agreement and on the new Notes, under a supplemental indenture;

  (2)
  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

  (3)
  if, as a result of any such consolidation or merger or such conveyance, transfer or lease, the Person formed by or resulting or surviving therefrom or which shall have received the properties and assets of the Company substantially as an entirety would have outstanding any Debt secured by any Mortgage on any Operating Property, or on any shares of stock or Debt of any Restricted Subsidiary, which Debt could not at such time be incurred by such Person under the covenant described below under "—Limitation on Liens" without equally and ratably securing the new Notes, the Company, or such Person, prior to such consolidation, merger, conveyance, transfer or lease, will secure the new Notes then Outstanding, equally and ratably with (or prior to) the Debt secured by such Mortgage; and

  (4)
  if a supplemental indenture is to be executed in connection with such consolidation, merger, transfer or lease, the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating compliance with these provisions.

  Limitations on Liens

        The Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed ("Debt") secured by a Mortgage upon any Operating Property, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing concurrently that the Debt Securities of each series then outstanding under the Indenture are secured equally and ratably with or, at the option of the Company, prior to such Debt so long as such Debt shall be so secured.

        The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Debt secured by:

  (1)
  Mortgages on any property existing at the time of the acquisition thereof;

  (2)
  Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that any such Mortgage does not extend to any property owned by the Company or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

  (3)
  Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

  (4)
  Mortgages in favor of the Company or a Restricted Subsidiary;

  (5)
  Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

  (6)
  Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

  (7)
  Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1) to (3) or (5), provided that the principal amount of the Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

        Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the Debt Securities of each series then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages which would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph) plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties (with the exception of such transactions which are permitted under clauses (1) through (4) of the first sentence of the first paragraph under "—Limitation on Sale and Leaseback Transactions" below) does not exceed 12% of Consolidated Net Assets.

        The restrictions on the Company's and each Restricted Subsidiary's ability to create, incur, issue, assume or guarantee Debt secured by Mortgages are different from the various limitation on lien covenants contained in the documentation governing the Company's other debt arrangements, including the syndicated credit agreement and the Amended Note Purchase Agreement.

  Limitation on Sale and Leaseback Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property unless:

  (1)
  the Sale and Leaseback Transaction is solely with the Company or another Restricted Subsidiary;

  (2)
  the lease is for a period not in excess of twenty-four months, including renewals;

  (3)
  the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (7) of the second paragraph under the heading "—Limitation on Liens," without equally and ratably securing the Debt Securities of each series then outstanding under the Indenture, to create, incur, issue, assume or guarantee debt secured by a Mortgage on such Operating Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

  (4)
  the Company or such Restricted Subsidiary, within 270 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of Debt Securities, other Funded Debt of the Company ranking on a parity with the Debt Securities or Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property; or

  (5)
  the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the Indenture (other than any such Sale and Leaseback Transactions as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Debt secured by Mortgages on Operating Properties then outstanding (not including any such Debt secured by Mortgages described in clauses (1) though (7) of the second paragraph under the heading "—Limitation on Liens") which do not equally and ratably secure such outstanding Debt Securities (or secure such outstanding Debt Securities on a basis that is prior to other Debt secured thereby), would not exceed 12% of Consolidated Net Assets.

  Limitation on Debt of Restricted Subsidiaries

        The Company will not permit any Restricted Subsidiary to create, incur, issue, assume or guaranty any Debt, except:

  (1)
  Debt outstanding on the date of the Indenture;

  (2)
  Debt issued to and held by the Company or a wholly owned Restricted Subsidiary;

  (3)
  Debt created, incurred, issued, assumed or guaranteed by a Person prior to the time the Person became, merged into, or consolidated with such Person and thereby such Person becomes a Restricted Subsidiary (which Debt was not incurred in anticipation of such transaction and was outstanding prior to such transaction);

  (4)
  Debt incurred to provide funds for all or part of the cost of acquisition, construction, development or improvement of property, provided that the commitment of the creditor to extend the credit evidenced by such Debt shall have been obtained not later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

  (5)
  Debt which is exchanged for, or the proceeds of which are used to replace or refund, any debt permitted to be outstanding pursuant to clauses (1) through (4) above (or any extension or renewal thereof), in an aggregate principal amount not to exceed the principal amount of the Debt so exchanged, replaced or refunded;

  (6)
  Guarantees of Debt of the Company and any of its Subsidiaries, whether owned at the time of the Indenture or hereafter acquired, so long as the Outstanding Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be guaranteed equally and ratably with or, at the option of the Company, prior to such Debt so long as such Debt shall be so guaranteed; and

  (7)
  Debt not otherwise permitted pursuant to clauses (1) through (6) above that, together with any other outstanding Debt created, incurred, issued, assumed or guaranteed pursuant to this clause (7), has an aggregate principal amount at any time outstanding that does not exceed 15% of Consolidated Net Assets.

Events of Default

        Any one of the following events will constitute an Event of Default with respect to the Notes:

  (1)
  failure to pay any interest on any Note when due, continued for 30 days;

  (2)
  failure to pay principal of or any premium on any Note when due;

  (3)
  failure to perform, or breach of, any covenant or warranty of the Company in the Indenture with respect to the Notes continued for 60 days after written notice as provided in the Indenture;

  (4)
  default under any indebtedness for money borrowed by the Company or any Subsidiary if:

  (A)
  such default either (i) results from the failure to pay the principal of any such indebtedness at its stated maturity or (ii) relates to any obligation other than the obligation to pay the principal of such indebtedness at its stated maturity and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable,

    (B)
    the principal amount of such indebtedness, together with the principal amount of any other such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated maturity or the maturity of which has been so accelerated, aggregates $50.0 million or more at any one time outstanding, and

    (C)
    such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 10 business days after written notice as provided in the Indenture;

  (5)
  certain events of bankruptcy, insolvency or reorganization of the Company; or

  (6)
  failure to pay Liquidated Damages payable on any Notes when due, continued for 30 days.

        If an Event of Default (other than an event of Default described in clause (5) of the preceding paragraph) with respect to the Notes at the time Outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes that are Outstanding may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principle amount of the Notes that are Outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default described in clause (5) of the immediately preceding paragraph occurs, the Notes that are Outstanding will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

        Subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the Notes that are Outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

        No holder of Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in principal amount of the Notes that are Outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Notes that are Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of Notes for enforcement of payment of the principal of and premium and Liquidated Damages, if any, or interest on such Notes.

        The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance of New Notes or Certain Covenants in Certain Circumstances

  Defeasance and Discharge

        The Company may, at the Company's option, be discharged from any and all obligations in respect of the new Notes (except for certain obligations to register the transfer or exchange of new Notes, to replace stolen, lost or mutilated new Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium and Liquidated Damages, if any) and interest on the new Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and such new Notes. Such discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such discharge will not be deemed, or result in, a taxable event with respect to holders of the new Notes.

  Defeasance of Certain Covenants

        The Company may, at the Company's option, be released from certain restrictive covenants described in this prospectus under "—Certain Covenants of the Company—Limitations on Liens," "—Certain Covenants of the Company—Limitation on Sale and Leaseback Transactions," "—Certain Covenants of the Company—Consolidation, Merger and Sale of Assets" and certain other covenants made applicable to the new Notes. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium and Liquidated Damages, if any) and interest on, the new Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and such new Notes. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the new Notes to recognize income, gain or loss for federal income tax purposes.

        In the event the Company exercises this option and the new Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the new Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the new Notes at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the holders of any of the Debt Securities issued under the Indenture (including the new Notes) in order:

  (1)
  to evidence the succession of another entity to the Company and the assumption of the covenants and obligations of the Company under the Debt Securities and Indenture by such successor to the Company;

  (2)
  to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred on the Company by the Indenture;

  (3)
  to add additional Events of Default with respect to any series of Debt Securities;

  (4)
  to add to or change any provisions to such extent as may be necessary to permit or facilitate the issuance of Debt Securities in bearer form or to facilitate the issuance of Global Notes;

  (5)
  to add to, change or eliminate any provision affecting only Debt Securities not yet issued;

  (6)
  to secure the Debt Securities;

  (7)
  to establish the form or terms of Debt Securities of any series;

  (8)
  to evidence and provide for successor Trustees or to add or change any provisions to such extent as may be necessary to provide for or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities;

  (9)
  to permit payment in respect of Debt Securities in bearer form in the United States to the extent allowed by law;

  (10)
  to evidence and provide for the guarantee of Debt Securities of any series by Guarantors as contemplated under "Guarantees"; and

  (11)
  to cure any ambiguity, to correct or supplement any mistaken or inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that any such action (other than in respect of a mistaken provision) does not adversely affect in any material respect the interests of any holder of Debt Securities of any series then outstanding.

        Modifications and amendments of the Indenture also may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under the Indenture and affected by the modification or amendments; provided, however, that no such modification or amendment may, without the consent of the holders of all Debt Securities affected thereby:

  (1)
  change the Stated Maturity of the principal amount of, or any installment of principal of or interest on, any Debt Security;

  (2)
  reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on any Debt Security (including in the case of an Original Issue Discount Debt Security the amount payable upon acceleration of the maturity thereof);

  (3)
  change the place or currency of payment of principal or premium or Liquidated Damages, if any, or interest on any Debt Security;

  (4)
  impair the right to institute suit for the enforcement of any payment on any Debt Security on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); or

  (5)
  reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

        The holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or Liquidated Damages or interest or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby.

Concerning the Trustee

        J.P. Morgan Trust Company, National Association is the Trustee under the Indenture. The Trustee may resign at any time or may be removed by the holders of at least a majority in aggregate principal amount of the Outstanding Notes. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Precision Castparts Corp., 4650 S.W. Macadam Avenue, Suite 440, Portland, OR 97239-4262, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

        Except as set forth below, the new Notes will be issued in the form of registered global notes (the "Global Notes") in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for new Notes in certificated form except in the limited circumstances described below. See "Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of new Notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Holders of new Notes, who are Participants in DTC's system may hold their interests therein directly through DTC. Holders of new Notes who are not Participants may hold their interests indirectly through organizations that are Participants in DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have new Notes registered in their names, will not receive physical delivery of new Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the new Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the new Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised the Company that it will take any action permitted to be taken by a Holder of new Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor depositary;

  (2)
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there shall have occurred and be continuing an Event of Default with respect to the Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        The Company will make payments in respect of the new Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The new Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such new Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        "Attributable Debt" in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with generally accepted accounting principles) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Consolidated Assets" means the aggregate of all assets of the Company (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of the Company at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

        "Consolidated Current Liabilities" means the aggregate of the current liabilities of the Company appearing on the most recent available consolidated balance sheet of the Company, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of the Company or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company or any Subsidiary for a term in excess of 12 months from the date of determination.

        "Consolidated Net Assets" means Consolidated Assets after deduction of Consolidated Current Liabilities.

        "Funded Debt" means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to the Company or a Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means (i) each Subsidiary Guarantor; and (ii) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns.

        "Issue Date" means December 9, 2003, the date on which the initial $200.0 million aggregate principal amount of the Notes were originally issued under the Indenture.

        "Mortgage" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under the Indenture and on any guaranteed Securities, executed pursuant to the provisions of the Indenture.

        "Operating Property" means any real property or equipment owned by, or leased to, the Company or any of its Restricted Subsidiaries that has a market value in excess of 0.5% of Consolidated Net Tangible Assets.

        "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Restricted Subsidiary" means any Subsidiary of the Company that owns Operating Property that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

        "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

        "Subsidiary Guarantor" means each of the following Restricted Subsidiaries: PCC Structurals, Inc.; PCC Airfoils LLC; Wyman-Gordon Company; Wyman-Gordon Forgings (Cleveland), Inc.; Wyman-Gordon Investment Castings, Inc.; Precision Founders, Inc.; Wyman-Gordon Forgings LP; Star Acquisition, LLC; Carmet Company; Carmet Investors, Inc.; WGF I LLC; WGF II, LLC; WG Forgings 3 LLC; WG Forgings 2 LLC; WG Washington Street, LLC; International Extruded Products, LLC; J&L Fiber Services, Inc.; PCC Specialty Products, Inc.; Advanced Forming Technology, Inc.; and PCC Composites, Inc.

        "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations relating to the exchange of the old notes for new notes pursuant to the exchange offer and the ownership and disposition of the new notes by holders thereof, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, Internal Revenue Service rulings and judicial decisions, all as of the date of this prospectus. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought a ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

        This summary assumes that the old notes and the new notes are held as capital assets by holders who purchased the old notes in the original offering at the initial offering price. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a holder's particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

  •
  holders subject to the alternative minimum tax;

  •
  banks;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  dealers in securities or currencies;

  •
  traders in securities or commodities or dealers in commodities that elect to use a mark-to-market method of accounting;

  •
  financial institutions;

  •
  holders whose "functional currency" is not the U.S. dollar;

  •
  persons that will hold the notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If a partnership holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor.

        THIS SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The Exchange

        The exchange of the old notes for the new notes pursuant to the exchange offer should not be treated as an "exchange" for U.S. federal income tax purposes because the new notes will not differ materially either in kind or extent from the old notes and because the exchange will occur by operation of the terms of the old notes. Instead, the new notes received by a holder should be treated as a continuation of the old notes in the hands of the holder. As a result, there generally should be no U.S. federal income tax consequences to holders who exchange old notes for the new notes pursuant to the exchange offer.

U.S. Taxation of U.S. Holders

        The following is a summary of the United States federal income tax consequences that will apply to you if you are a U.S. holder of the notes. Certain consequences to "non-U.S. holders" of the notes are described under "U.S. Taxation of Non-U.S. Holders" below. "U.S. holder" means a beneficial owner of a note that is:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Interest Income

        Stated interest on the notes generally will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Notes

        You generally will recognize taxable gain or loss upon the sale, exchange (other than an exchange pursuant to the exchange offer), redemption or other disposition of a note in an amount equal to the difference between the amount realized upon the sale, exchange, redemption or other disposition (less an amount attributable to any accrued stated interest not previously included in income, which will be taxable as interest income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note. Any gain or loss recognized on a disposition of the note generally will be capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will generally be subject to tax at favorable long-term capital gain rates. Your ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments of principal and interest on the notes and to the proceeds of sale of a note unless you are an exempt recipient (such as a corporation). A backup withholding tax at the applicable rate will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the Internal Revenue Service that you are subject to backup withholding.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

U.S. Taxation of Non-U.S. Holders

        The following is a summary of certain United States federal income tax consequences that will apply to you if you are a non-U.S. holder of notes. The term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

        Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies." Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Interest Income

        Interest paid by us to a non-U.S. holder that is not engaged in a trade or business within the United States will not be subject to United States federal income or withholding tax if:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

  •
  (a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an Internal Revenue Service Form W-8BEN (or successor form)) or (b) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received Internal Revenue Service Form W-8BEN (or successor form) from you or from another qualifying financial institution intermediary, and provides a copy of the Internal Revenue Service Form W-8BEN (or successor form). If you hold your notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury regulations.

        If you cannot satisfy the requirements described above, payments of interest to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) Internal Revenue Service Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will be required to pay United States federal income tax on that interest on a net income basis at regular United States federal income tax rates (and you will be exempt from the 30% withholding tax provided the certification requirement described above is met) in the same manner as if you were a United States person as defined in the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

Sale, Exchange, Redemption or Disposition of Notes

        Any gain realized upon the sale, exchange, redemption or other disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States;

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  you are subject to Code provisions applicable to certain United States expatriates.

        A holder described in the first bullet point above will be required to pay United States federal income tax on the net gain derived from the sale, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments on the notes. You will generally not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge (or reason to know) that you are a United States person and you have made appropriate certifications as to your foreign status, or you otherwise establish an exemption.

        You will generally not be subject to backup withholding or information reporting with respect to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury regulations), provided that such broker:

  •
  derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  is not a controlled foreign corporation for United States federal income tax purposes; and

  •
  is not a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.

        You will be subject to information reporting, but not backup withholding, with respect to any payment of the proceeds of a sale of a note effected outside the United States by a foreign office of any other broker unless such broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. You will be subject to backup withholding and information reporting with respect to any payment of the proceeds of a sale of a note effected by the United States office of a broker unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period ending on the earlier of

  (1)
  180 days after the date of this prospectus and

  (2)
  the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities,

we will make available and provide promptly upon reasonable request this prospectus, in a form meeting the requirements of the Securities Act, to any broker-dealer for use in connection with any such resale.

        We will receive no proceeds in connection with the exchange offer. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. A resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be an underwriter within the meaning of the Securities Act, and any profit on the resale of new notes and any commissions or concessions received by these persons may be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be considered to admit that it is an underwriter.

        We have agreed to pay all expenses incident to our performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Transfer Restricted Securities (including any broker-dealers), and certain parties related to such holders, against certain liabilities including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes will be passed upon for us by Stoel Rives LLP, Portland, Oregon.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to Precision Castparts Corp.'s Current Report on Form 8-K dated December 1, 2003 and filed on December 2, 2003, and the financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Precision Castparts Corp. for the year ended March 30, 2003, as amended, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of SPS Technologies, Inc. incorporated in this prospectus by reference to Precision Castparts Corp.'s Current Report on Form 8-K dated March 24, 2004 and filed on March 25, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which we file periodic reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. Our SEC filings are also available on our website, which is http://www.precast.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, and the rules and regulations promulgated under the Securities Act, with respect to the new notes offered for exchange under this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the attached exhibits. The statements contained in this prospectus as to the contents of any agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete. Accordingly, each such statement is qualified in all respects by reference to the full text of such agreement or other document filed as an exhibit to the registration statement or otherwise filed with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information that we file in the future with the SEC will automatically update and supersede earlier information contained or incorporated by reference in this prospectus.

        The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different.

        We incorporate by reference the documents listed below and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the exchange offer (other than Current Reports furnished under items 9 or 12 of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended March 30, 2003, as amended, except for the financial statements contained in Exhibit 13, which are superseded by the financial statements included in our Current Report on Form 8-K filed on December 2, 2003;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 29, 2003, September 28, 2003, as amended, and December 28, 2003; and

  •
  our Current Reports on Form 8-K filed on August 18, 2003, September 29, 2003, October 30, 2003, November 14, 2003, November 19, 2003, November 26, 2003, December 2, 2003, December 5, 2003, December 10, 2003, December 23, 2003, as amended on February 23, 2004, and March 25, 2004.

        We will provide you, at no charge, a copy of the documents we incorporate by reference in this prospectus. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

    Precision Castparts Corp.
    4650 S.W. Macadam Avenue, Suite 440
    Portland, Oregon 97239-4262
    Attention: Director of Communications
    Telephone: (503) 417-4850

        In order to receive timely delivery of the documents, you must request information no later than                        , 2004 (five business days before the expiration of the offer). If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, by the next day after we receive your request.

        This prospectus is dated            , 2004. You should not assume that the information contained in this prospectus is accurate as of any date other than            , 2004.

        This document does not constitute an offer to exchange the new notes in any jurisdiction to any person to whom it is unlawful to make the offer in that jurisdiction. Neither the delivery of this prospectus nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth in this document or in the affairs of PCC since the date of this prospectus.

Offer for all outstanding 5.60% Senior Notes due 2013
In Exchange for 5.60% Senior Notes due 2013
Which have been Registered under the Securities Act of 1933

PROSPECTUS

                        , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

        Precision Castparts Corp.'s Restated Articles of Incorporation, as amended ("PCC Articles"), contain a provision that eliminates the personal liability of a director to the Company and its shareholders for monetary damages for conduct as a director, except to the extent not permitted by the Oregon Business Corporation Act (the "OBCA"). Under the OBCA, liability for monetary damages remains for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of the Company's stock under Section 60.367 of the OBCA, or (iv) any transaction from which the director derived an improper personal benefit.

        The PCC Articles also authorize indemnification of current or former directors or officers of the Company to the fullest extent permitted by law. The Company's Bylaws require indemnification of officers and directors to the fullest extent permitted by the OBCA. In addition, the Company has entered into indemnity agreements with certain of its officers and directors. The effects of the PCC Articles, the Bylaws, the OBCA, and the indemnity agreements (the "Indemnification Provisions") are summarized as follows:

          (a)   The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

          (b)   The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

          (c)   The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

          (d)   An officer or director who has been successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

          (e)   Because the limits of permissible indemnification under the OBCA are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

          (f)    The Company must advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

        The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any statute, agreement, vote of shareholders, action of directors or otherwise.

        PCC Structurals, Inc. ("Structurals"), is an Oregon corporation. Sections 387 through 414 of the OBCA, subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Section 391 of the OBCA provides that a corporation may indemnify an individual who was, is or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because the individual is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if: (1) the conduct of the individual was in good faith; (2) the individual reasonably believed that the individual's conduct was in, or not opposed to, the best interests of the corporation; and (3) in the case of any criminal Proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Section 391 of the OBCA further provides, however, that the corporation may not indemnify an Indemnifiable Director thereunder: (1) in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation; or (2) in connection with any other Proceeding charging improper personal benefit to the Indemnifiable Director in which he or she was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Director. Section 319 further provides that indemnification thereunder in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding.

        Section 392 of the OBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the Indemnifiable Director was a party because of being an Indemnifiable Director of the corporation against reasonable expenses (including attorneys' fees) incurred by the Indemnifiable Director in connection with the Proceeding.

        In addition, Section 401 of the OBCA provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director of the corporation who is a Party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that: (1) the Indemnifiable Director is entitled to mandatory indemnification under Section 394 of the OBCA, in which case the court shall also order the corporation to pay the Indemnifiable Director's reasonable expenses incurred to obtain court-ordered indemnification; or (2) the Indemnifiable Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 391 of the OBCA or was adjudged liable as described in that Section 391, whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

        Section 397 of the OBCA provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the individual furnishes the corporation (1) a written affirmation of the individual's good faith belief that the individual has met the prescribed standard of conduct; and (2) a written undertaking, executed personally or on the individual's behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct. The undertaking must be an unlimited obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment.

        Section 407 of the OBCA provides that, unless a corporation's articles of incorporation provide otherwise, to the same extent as an Indemnifiable Director, (1) an officer of the corporation is entitled to mandatory indemnification under Section 394 thereof and is entitled to apply for court-ordered indemnification under Section 401 thereof; and (2) that the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director.

        Section 411 of the OBCA provides further that a corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Section 391 or 394 of the OBCA.

        The Articles of Incorporation of Structurals contain a provision that eliminates the personal liability of a director to Structurals and its shareholders for monetary damages for conduct as a director, except to the extent not permitted by the OBCA. Structural's Bylaws also require indemnification of officers and directors to the fullest extent permitted by the OBCA.

        PCC Airfoils LLC, an Ohio limited liability company ("Airfoils"), is empowered by Section 1705.32 of the Ohio Limited Liability Company Act (the "OLLCA"), subject to the procedures and limitations therein, to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit or proceeding or any threatened, pending, or completed action or suit by or in the right of the company to procure a judgment in its favor, because he is or was a manager, member, partner, officer, employee or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. Airfoils is also empowered thereby to purchase and maintain insurance or similar protection for such individuals for any liability arising out of such status, whether or not Airfoils would have the power to indemnify them against liability under that Section 1705.32.

        Section 2.9 of Airfoils' Operating Agreement requires Airfoils to indemnify each of its directors, officers and employees and each person who is serving or has served at its request as a director, officer or employee of another company, against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any past, pending or threatened action, suit or proceeding, criminal or civil, to which he was, is or may be made a party by reason of being or having been such director, officer or employee, provided a determination is made by the directors or members that the person was not guilty of misconduct in the performance of his duty, acted in good faith in what was reasonably believed to be in the best interests of the company and he had no reasonable cause to believe his conduct was unlawful. Airfoils is also authorized thereby to advance expenses to such persons under certain circumstances.

        Airfoils is also authorized by Section 2.9 of its Operating Agreement to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or designated agent of the company or is or was serving at the request of the company as a director, officer, employee or designated agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Airfoils would have the power to indemnify him against such liability under Airfoils' Operating Agreement or the OLLCA.

        Wyman-Gordon Company, a Massachusetts corporation ("Wyman-Gordon"), is empowered by the Massachusetts General Laws Chapter 156B, Section 67 to indemnify its directors, officers, employees and other agents, as well as persons who serve at its request as directors, officers, employees or other agents of an another organization, to whatever extent shall be specified in or authorized by (1) the articles of organization or (2) by-law adopted by the stockholders or (3) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as otherwise required by the articles of organization or bylaws, indemnification of any persons listed above who are not directors may also be provided as authorized by the directors. However, no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Wyman-Gordon is also empowered by Massachusetts General Laws Chapter 156B, Section 67 to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

        Article V of Wyman-Gordon's Amended and Restated Bylaws requires the company to indemnify every person who is or was a director, officer or employee of Wyman-Gordon or of any other corporation which he served at the request of Wyman-Gordon and in which Wyman-Gordon owns or owned shares of capital stock or of which it is a creditor against all reasonable expenses incurred by him in connection with or resulting from any action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of Wyman-Gordon or such other corporation, provided (1) said action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such final determination vindicating him on the merits, Wyman-Gordon's board of directors shall determine that he acted in good faith in the reasonable belief that his action was in the best interests of Wyman-Gordon or such other corporation and that he cooperated effectively with Wyman-Gordon in the defense and disposition of said action, suit or proceeding, said determinations to be made by the Board of Directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel. Wyman-Gordon is also authorized thereby to make advances against liability and expenses on terms fixed by its board of directors subject to an obligation to repay if indemnification proves unwarranted.

        Wyman-Gordon Forgings (Cleveland), Inc., an Ohio corporation ("Wyman-Gordon (Cleveland)"), is empowered by Section 1701.13(E) of the Ohio General Corporation Law, subject to the procedures and limitations therein, to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit or proceeding or any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise. Wyman-Gordon (Cleveland) is also authorized thereby to advance expenses to such individuals under certain circumstances. Wyman-Gordon (Cleveland) is also empowered thereby to purchase and maintain insurance or similar protection for such individuals for any liability arising out of such status, whether or not Wyman-Gordon (Cleveland) would have the power to indemnify them against liability under that Section 1701.13(E).

        Under Article III of its Articles of Incorporation, Wyman-Gordon (Cleveland) is required, subject to the procedures and limitations contained therein, to indemnify any current or former director who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

        Each of Wyman-Gordon Investment Castings, Inc. ("Castings"), PCC Specialty Products, Inc. ("Specialty Products"), Avibank Mfg., Inc. ("Avibank"), Howell Penncraft, Inc. ("Howell"), M. Argueso & Co., Inc. ("M. Argueso"), and SPS International Investment Company ("SPS International") is a Delaware corporation. Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145 also provides that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director of officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

        Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Article VIII of Castings' Bylaws provides that every person who is or was a director, officer, employee or agent of Castings or of any other corporation, partnership, joint venture, trust or other enterprise which such person served at the request of Castings or any other person connected with Castings' business who the board of directors may designate may, in the discretion of the board of directors, be indemnified by Castings against all liability and reasonable expenses incurred by such person in connection with or resulting from any action, suit or proceeding in which such person may become involved as a party or otherwise (except for an action, suit or proceeding by or in the right of Castings or such other corporation or other enterprise) by reason of such person's being or having been a director, officer, employee or agent of Castings or such other corporation, partnership, joint venture, trust or other enterprise, by reason of such person's connection with Castings' business, provided (1) that said action, suit or proceeding shall be prosecuted to a final determination and such person shall defend successfully on the merits or otherwise, or (2) in the absences of such a final determination in such person's favor, that the board of directors shall determine that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Castings, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful; said determinations to be made (1) by the board of directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

        Article VIII of Castings' Bylaws further provides that in the case of any action, suit or proceeding by or in the right of the corporation: (1) no indemnification shall be made with respect to any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for reasonable expenses as the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses and specifically not extend to any liability. The article also authorizes that reasonable expenses may be advanced on terms fixed by the board of directors and subject to an obligation to repay if indemnification proves unwarranted.

        Article VIII of Castings' Bylaws also provides that Castings may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Castings, or of any other corporation, partnership, joint venture, trust or other enterprise which he served at the request of Castings, or on behalf of any person connected with Castings' business, against all liability and reasonable expenses incurred by him in any such capacity, or arising out of his status as such, whether or not such person may have a right to be indemnified by the corporation against such liability and reasonable expenses under Castings' Bylaws.

        Article IX of Specialty Products' Bylaws provides that any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director of officer of Specialty Products, or is or was acting at the request of Specialty Products as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to Specialty Products, shall be indemnified by Specialty Products against expenses (including attorneys'

fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or in connection with any appeal therein, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that no indemnification shall be made in the case of an action or suit by or in the right of Specialty Products in relation to matters as to which it shall be adjudged in such action or suit that such director or officer is liable to the corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

        Article XI of Specialty Products' Bylaws and Article Six of its Amended and Restated Certificate of Incorporation provide that, to the fullest extent permitted by the DGCL, a director of Specialty Products shall not be liable to Specialty Products or its stockholders for breach of fiduciary duty as a director.

        Further, Article XI of Specialty Products' Bylaws provide that Specialty Products may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Specialty Products, or any person who is or was serving at the request of Specialty Products as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted under the DGCL, whether or not Specialty Products would have the power to indemnify such person under its Bylaws.

        Article V of each of Avibank's, Howell's and M. Argueso's Bylaws provide that, to the fullest extent permitted by the DGCL, each of them shall indemnify:

          (1)   any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

          (2)   any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the state of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Article V of the Bylaws of each of Avibank, Howell, and M. Argueso provides further that, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article V of each of Avibank's, Howell's, and M. Argueso's Bylaws also provides that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, only as authorized by its board of directors in the specific case (including by one or more directors who may be parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such director of officer to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified.

        Each of Avibank's, Howell's, and M. Argueso's Bylaws also provide that the respective corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the respective corporation, or is or was serving at the request of the respective corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the respective corporation would otherwise have the power to indemnify him under Section 145, its Certificate of Incorporation or its Bylaws.

        Article X of the Bylaws of SPS International provides that SPS International shall indemnify all of its directors and officers and employees serving as such from time to time both during their terms of office or employment and thereafter, and likewise does indemnify any person who serves at its request as a director or officer of another corporation in which it owns a majority of the outstanding shares of capital stock or of which it is a creditor, to the full extent permitted by the laws of the State of Delaware.

        Precision Founders, Inc. ("Precision") is a California corporation. Section 317 ("Section 317) of the California General Corporation Law ("CGCL"), subject to the limitations and procedures contained therein, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, defined throughout Section 317 as any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent, defined throughout Section 317 as any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation or of another enterprise at the request of the predecessor corporation, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

        Section 317(c) also provides that the corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent, as defined above, of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. However, no indemnification may be made under subdivision (c) of Section 317: (1) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        Section 317 further provides that, to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the agent in connection therewith. Section 317 also provides that expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified.

        Section 317 also authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

        Section 4.12 of Precision's Bylaws provides that Precision shall, to the maximum extent permitted by the CGCL, indemnify any of its agents, defined as any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a corporation or of another enterprise at the request of such predecessor corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

        Wyman-Gordon Forgings LP, a Delaware limited partnership ("Forgings"), is empowered by Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Article 3.5 of Forgings' Agreement of Limited Partnership provides that Forgings will indemnify the general partner and its agents to the fullest extent permitted by law and save and hold them harmless from and in respect of all fees, costs and expenses incurred in connection with or resulting from any claim, action or demand against the general partner, Forgings or the agents of their agents that arises out of or in any way related to Forgings, its properties, business or affairs and from any losses or damages resulting from such claims, actions and demands, including, without limitation, amounts paid in settlement or compromise of any such claim, action or demand. Article 3.5 of Forgings' Agreement of Limited Partnership also provides that Forgings' obligation to indemnify the general partner shall survive, in respect of acts or omissions of such partner in its capacity as general partner, any termination of such partner's status as general partner.

        SPS Technologies, LLC, f/k/a/ Star Acquisition, LLC ("SPS Technologies") is a Pennsylvania limited liability company. Section 8945 ("Section 8945") of the Pennsylvania Limited Liability Company Law ("PLLCL") provides that subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, Section 8945 also provides that indemnification shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness and specifies that the certificate or organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness. Section 8945 further provides that indemnification thereunder may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in Section 8945 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company and declares such indemnification to be consistent with Pennsylvania public policy.

        Section 8945 also provides that expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made thereunder may be paid by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

        Without regard to whether indemnification or advancement of expenses is provided otherwise thereunder, Section 8945 also provides that a limited liability company shall be subject to Section 8331(2) of the Pennsylvania General Partnership Law, which provides that a general partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him in the ordinary and proper conduct of its business or for the preservation of its business or property, and that both the members and managers, if any, shall be deemed to be general partners for purposes of applying that Section 8331(2).

        Article 2.5 of SPS Technologies' Operating Agreement provides that to the fullest extent not prohibited by the laws of Pennsylvania, SPS Technologies shall indemnify the organizer, the manager and each member from and against all costs, losses, liabilities, damages, claims, and expenses (including attorney's fees and costs as incurred on trial and on appeal) incurred in the capacity of organizer, manager, or member or in any other capacity on behalf of SPS Technologies, including claims arising from any such person's action or inactions taken or omitted as an organizer, manager, or a member or in any other capacity in furtherance of the business or affairs of the company, whether taken prior to or subsequent to the formation of SPS Technologies; provided, however, that the foregoing shall not eliminate or limit the manager's or a member's liability for: (1) any breach of the duty of loyalty to SPS Technologies or its members as described in its Operating Agreement; (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law; (3) any unlawful distribution under the PLLCL; or (4) any transaction not expressly approved or ratified by a majority of the members or permitted under its Operating Agreement from which the manager derives an improper personal benefit.

        Carmet Company ("Carmet") is a South Carolina corporation. Sections 33-8-500 through 33-8-580 of the South Carolina Business Corporation Act (the "SCBCA"), subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Section 33-8-510 of the SCBCA provides that a corporation may indemnify an individual who was, is or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because the individual is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if: (1) the conduct of the individual was in good faith; (2) the individual reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that the individual's conduct was in its best interest, and (b) in all other cases, that the individual's conduct was at least not opposed to its best interest; and (3) in the case of any criminal Proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Section 33-8-510 of the SCBCA further provides, however, that the corporation may not indemnify an Indemnifiable Director thereunder: (1) in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation; or (2) in connection with any other Proceeding charging improper personal benefit to the Indemnifiable Director, whether or not involving action in the individual's official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Director. Section 33-8-510 further provides that indemnification thereunder in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding.

        Section 33-8-520 of the SCBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the Indemnifiable Director was a Party because of being an Indemnifiable Director of the corporation against reasonable expenses (including attorneys' fees) incurred by the Indemnifiable Director in connection with the Proceeding.

        In addition, Section 33-8-540 of the SCBCA provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director of the corporation who is a Party to Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines: (1) the Indemnifiable Director is entitled to mandatory indemnification under Section 33-8-520 of the SCBCA, in which case the court shall also order the corporation to pay the Indemnifiable Director's reasonable expenses incurred to obtain court-ordered indemnification; or (2) the Indemnifiable Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 33-8-510 of the SCBCA or was adjudged liable as described in that Section 33-8-510, but if the individual was adjudged so liable the indemnification is limited to reasonable expenses incurred.

        Section 33-8-530 of the SCBCA provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the individual furnishes the corporation (1) a written affirmation of the individual's good faith belief that the individual has met the prescribed standard of conduct; and (2) a written undertaking, executed personally or on the individual's behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct, the undertaking must be an unlimited obligation of the individual but need not be secured and may be accepted with reference to financial ability to make repayment; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification.

        Section 33-8-560 of the SCBCA provides that, unless a corporation's articles of incorporation provide otherwise, (1) to the same extent as an Indemnifiable Director, an officer of the corporation is entitled to mandatory indemnification under Section 33-8-520 thereof and is entitled to apply for court-ordered indemnification under Section 33-8-540 thereof; (2) that the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director; and (3) a corporation also may indemnify and advance expenses to an officer, employee, or agent who is not an Indemnifiable Director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 33-8-570 of the SCBCA provides further that a corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Section 33-8-510 or 33-8-520 of the SCBCA.

        Section 33-8-580 of the SCBCA provides that a provision treating a corporation's indemnification of or advance for expenses that is contained in its articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise is valid only if and to the extent the provision is consistent with Sections 33-8-500 through 33-8-580 of the SCBCA. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

        Article V of Carmet's Bylaws provides that every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of Carmet or is or was serving at the request of Carmet or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the SCBCA as the same may be amended from time to time, against all expenses, liabilities, and losses (including without limitation attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Article V of Carmet's Bylaws also provides that its board of directors may cause Carmet to purchase and maintain insurance on behalf of any person who is or was a director or officer of Carmet, or is or was serving at the request of Carmet as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not Carmet would have the power to indemnify such person.

        Carmet Investors, Inc. ("Carmet Investors") is a Georgia corporation. Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code (the "GBCC"), subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Section 14-2-851 of the GBCC provides that a corporation may indemnify an Indemnifiable Director in any Proceeding against any obligation incurred in connection therewith, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if: (1) the conduct of the individual was in good faith; (2) the individual reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that the individual's conduct was in its best interest, and (b) in all other cases, that the individual's conduct was at least not opposed to its best interest; and (3) in the case of any criminal Proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Section 14-2-851 of the GBCC further provides, however, that the corporation may not indemnify an Indemnifiable Director thereunder: (1) in connection with a Proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct thereunder; or (2) in connection with any Proceeding charging improper personal benefit to the Indemnifiable Director, whether or not involving action in the individual's official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Director.

        Section 14-2-852 of the GBCC provides that a corporation shall indemnify an Indemnifiable Director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the Indemnifiable Director was a Party because of being an Indemnifiable Director of the corporation against reasonable expenses (including attorneys' fees) incurred by the Indemnifiable Director in connection with the Proceeding.

        In addition, Section 14-2-854 of the GBCC provides that an Indemnifiable Director of the corporation who is a Party to Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court shall order indemnification or advance for expenses if it determines: (1) the Indemnifiable Director is entitled to indemnification under Sections 14-2-850 through 14-2-859 of the GBCC; or (2) it is fair and reasonable to indemnify or to advance expenses to the Indemnifiable Director in view of all the relevant circumstances, even if the Indemnifiable Director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable as described in paragraph (1) or (2) of Section 14-2-851 of the GBCC, but if the individual was adjudged so liable the indemnification is limited to reasonable expenses incurred in connection with the proceeding. Also, if the court determines that the Indemnifiable Director is entitled to indemnification or advance of expenses thereunder, it may also order the corporation to pay the Indemnifiable Director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

        Section 14-2-853 of the GBCC provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the individual delivers to the corporation (1) a written affirmation of the individual's good faith belief that the individual has met the prescribed standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation; and (2) the individual's written undertaking to repay any funds advanced if it is ultimately determined that the individual is not entitled to indemnification, the undertaking must be an unlimited obligation of the individual but need not be secured and may be accepted without reference to the financial ability of the individual to make repayment.

        Section 14-2-857 of the GBCC provides that to the same extent as an Indemnifiable Director, an officer of the corporation is entitled to mandatory indemnification under Section 14-2-852 thereof and is entitled to apply for court-ordered indemnification under Section 14-2-854 thereof. Also, that the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as an Indemnifiable Director, and, if the individual is not an Indemnifiable Director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes: (1) appropriation, in violation of the individual's duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 regarding unlawful distributions; or (4) receipt of an improper personal benefit. A corporation also may indemnify and advance expenses to an officer, employee, or agent who is not an Indemnifiable Director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 14-2-858 of the GBCC provides further that a corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the corporation's request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by such individual in that capacity or arising from the individual's status as such, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under Sections 14-2-850 through 14-2-859 of the GBCC.

        Section 14-2-859 of the GBCC provides that a corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to Sections 14-2-850 through 14-2-859 of the GBCC.

        Article 8.5 of Carmet Investors' Bylaws provides that any person who at any time serves or has served as a director, officer, employee or agent of Carmet Investors, or who at any time serves or has served in such capacity at the request of Carmet Investors for any other corporation, partnership, joint venture, trust or other enterprise, shall have the right to be indemnified by Carmet Investors to the fullest extent permitted by the laws of the State of Georgia in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or in the right of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. Such indemnification shall only be made and the right to such indemnification determined in accordance with and subject to the procedures, conditions, and limitations prescribed by the laws of the State of Georgia. In addition, Article 8.6 of Carmet Investors' Bylaws require that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith. Article 8.5 of Carmet Investors' Bylaws also provides that Carmet Investors may purchase and maintain insurance on behalf of any person who serves or has served in any of the aforesaid capacities for or on behalf of the corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of such status, whether or not Carmet Investors would have the power to indemnify such person thereunder.

        Each of WGF I LLC ("WGF I"), WGF II LLC ("WGF II"), WG Forgings 3 LLC ("WG Forgings 3"), WG Forgings 2 LLC ("WG Forgings 2"), WG Washington Street, LLC ("Washington Street") and Unbrako LLC ("Unbrako") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act ("DLLCA") provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Article 2.5 of the Limited Liability Company Agreement of each of WGF I, WGF II, WG Forgings 3 and WG Forgings 2 provides that to the fullest extent provided or allowed by the laws of Delaware, the respective company shall indemnify the organizer, the manager and each member from and against all costs, losses, liabilities, damages, claims, and expenses (including without limitation attorneys' fees and costs as incurred on trial and on appeal) incurred in the capacity of organizer, manager or member or in any other capacity on behalf of the respective company, including without limitation claims arising from any such person's actions or inactions taken or omitted as an organizer, manager, or a member or in any other capacity in furtherance of the business or affairs of the respective company, whether taken prior to or subsequent to the formation of the respective company; provided, that the foregoing shall not eliminate or limit the manager's or a member's liability for: (1) any breach of the duty of loyalty to the respective company or its members as described in its respective Limited Liability Company Agreement; (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law; (3) any unlawful distribution under the DLLCA; or (4) any transaction not expressly approved or ratified by a majority of the members or permitted under its respective Limited Liability Company Agreement from which the manager derives an improper personal benefit.

        Article 10 of the Operating Agreement of Washington Street provides that to the fullest extent permitted by law, Washington Street shall indemnify and hold harmless the member, its shareholders and any director or officer of the member of Washington Street from any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of any action, suit, proceeding or claim) of any kind or nature whatsoever that any such person may at any time become subject to or liable for by reason of the formation, operation or termination of the company, or the member's acting as a member under Washington Street's Operating Agreement, or the authorized actions of any such person in connection with the conduct of the affairs of Washington

Street (including, without limitation, indemnification against negligence, gross negligence or breach of duty).

        The Limited Liability Agreement of Unbrako does not contain any indemnification provisions.

        International Extruded Products, LLC, a New York limited liability company ("Extruded Products"), is empowered by Section 420 of the New York Limited Liability Company Law ("NYLLCL"), subject to the standards and restrictions, if any, set forth in its operating agreement, to indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

        Extruded Products' Articles of Organization grant Extruded Products power to indemnify, to the full extent permitted by the NYLLCL, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto. Extruded Products' Operating Agreement provides that it shall indemnify and hold harmless its managers from and against all claims and demands to the maximum extent permitted under the NYLLCL.

        J&L Fiber Services, Inc. ("J&L") is a Wisconsin corporation. Sections 180.0850 through 180.0859 of the Wisconsin Business Corporation Law (the "WBCL"), subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Section 180.0851(2) of the WBCL provides that a corporation shall indemnify a Party in any threatened, pending or completed action, suit, arbitration or other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person (also a "Proceeding"), because the individual is or was a director or officer of the corporation or, who, while a director or officer of the corporation, is or was serving at its request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or while a director of officer of the corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan (an "Indemnifiable Director or Officer"), against any obligation incurred in connection therewith, including any judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses (including fees, costs, charges, disbursements, attorney fees and any other expenses), incurred in connection with a Proceeding, unless liability was incurred because the Indemnifiable Director of Officer breached or failed to perform a duty that the individual owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the individual has a material conflict of interest; (2) a violation of the criminal law, unless the individual had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the individual derived an improper personal profit; or (4) willful misconduct. Section 180.0851(1) of the WBCL provides that a corporation shall indemnify an Indemnifiable Director or Officer to the extent that he or she has been successful on the merits or otherwise in the defense of a Proceeding to which the Indemnifiable Director or Officer was a Party because of being an Indemnifiable Director or Officer of the corporation against reasonable expenses incurred by the Indemnifiable Director or Officer in connection the Proceeding. Indemnification is not required under this Section 180.0851 to the extent limited by the articles of incorporation, as allowed by Section 180.0852 of the WBCL.

        In addition, Section 180.0854 of the WBCL provides that, except as provided otherwise by written agreement between the Indemnifiable Director or Officer and the corporation, an Indemnifiable Director or Officer who is a Party to Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court shall order indemnification if it determines that: (1) the Indemnifiable Director or Officer is entitled to indemnification under Section 180.0851(1) or (2) of the WBCL; if the court also determines that the corporation unreasonably refused the individual's request for indemnification, the court shall order the corporation to pay the Indemnifiable Director's of Officer's reasonable expenses incurred to obtain court-ordered indemnification; or (2) the Indemnifiable Director or Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 180.0851(2) of the WBCL.

        Section 180.0853 of the WBCL provides that upon written request by an Indemnifiable Director or Officer who is a Party to a Proceeding, a corporation may pay for or reimburse the reasonable expenses as incurred by an Indemnifiable Director or Officer who is a Party to a Proceeding if the individual provides the corporation with all of the following: (1) a written affirmation of the individual's good faith belief that the individual has not breached or failed to perform his or her duties to the corporation; and (2) a written undertaking, executed personally or on the individual's behalf, to repay the allowance and, if required by the corporation, to pay reasonable interest on the allowance to the extent it is ultimately determined that the individual is not entitled to indemnification; the undertaking must be an unlimited obligation of the individual and may be accepted without reference to the financial ability of the individual to make repayment and may be secured or unsecured.

        Section 180.0857 of the WBCL provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity or arising from such individual's capacity as such, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 180.0851, 180.0853, 180.0856 and 180.0858 of the WBCL.

        Article VII of J&L's Bylaws provides that, subject to the limitations and procedures contained therein, J&L shall indemnify a director, officer, employee or agent, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all expenses incurred in the proceeding if the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent of J&L. Article VII of J&L's Bylaws further provides that in cases not included above, J&L shall indemnify a director, officer, employee or agent against all liabilities and expenses incurred by the director, officer, employee or agent in a proceeding to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent of the corporation, unless liability was incurred because the director, officer, employee or agent breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with J&L or its shareholders in connection with a matter in which the director, officer, employee or agent has a material conflict of interest; (2) a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director, officer, employee or agent derived an improper personal benefit; or (4) willful misconduct.

        J&L is also required by Article VII of its Bylaws to pay or reimburse a director, officer, employee or agent who is a party to a proceeding his or her reasonable expenses as incurred if the director, officer, employee or agent provides J&L with all of the following: (1) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to J&L; (2) a written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined that indemnification is not required and that indemnification is not ordered by a court. The undertaking shall be an unlimited general obligation of the director, officer, employee or agent, and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured as determined by J&L's board of directors. J&L's Bylaws also provide that it may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of J&L against liability asserted against or incurred by the individual in his or her capacity as a director, officer, employee or agent, regardless of whether J&L is otherwise required or authorized to indemnify or allow expenses to the individual against the same liability under its Bylaws.

        Advanced Forming Technology, Inc. ("AFT") is a Colorado corporation. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act (the "CBCA"), subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Section 7-109-102 of the CBCA provides that a corporation may indemnify an Indemnifiable Director in any Proceeding against any obligation incurred in connection therewith, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if: (1) the conduct of the person was in good faith; (2) the person reasonably believed: (a) in the case of conduct in an official capacity with the corporation, that the person's conduct was in its best interest, and (b) in all other cases, that the person's conduct was at least not opposed to its best interest; and (3) in the case of any criminal Proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Section 7-109-102 of the CBCA further provides, however, that the corporation may not indemnify an Indemnifiable Director thereunder: (1) in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation; or (2) in connection with any other Proceeding charging improper personal benefit to the Indemnifiable Director, whether or not involving action in the person's official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Director. Section 7-109-102 further provides that indemnification thereunder in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding.

        Section 7-109-103 of the CBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the Indemnifiable Director was a Party because of being an Indemnifiable Director of the corporation against reasonable expenses (including attorneys' fees) incurred by the Indemnifiable Director in connection with the Proceeding.

        In addition, Section 7-109-105 of the CBCA provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director of the corporation who is a Party to Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that: (1) the Indemnifiable Director is entitled to mandatory indemnification under Section 7-109-103 of the CBCA, in which case the court shall also order the corporation to pay the Indemnifiable Director's reasonable expenses incurred to obtain court-ordered indemnification; or (2) the Indemnifiable Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 7-109-102 of the CBCA or was adjudged liable as described in that Section 7-109-102, but if the person was adjudged so liable the indemnification is limited to reasonable expenses incurred.

        Section 7-109-104 of the CBCA provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the person furnishes the corporation (1) a written affirmation of the person's good faith belief that the person has met the prescribed standard of conduct; and (2) a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct, the undertaking must be an unlimited obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification.

        Section 7-109-107 of the CBCA provides that, unless a corporation's articles of incorporation provide otherwise, (1) to the same extent as an Indemnifiable Director, an officer of the corporation is entitled to mandatory indemnification under Section 7-109-103 thereof and is entitled to apply for court-ordered indemnification under Section 7-109-105 thereof; (2) that the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director; and (3) a corporation also may indemnify and advance expenses to an officer, employee, or agent who is not an Indemnifiable Director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 7-109-108 of the CBCA provides further that a corporation may purchase and maintain insurance on behalf of a person against liability asserted against or incurred by the person who is or was a director, officer, employee, fiduciary, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the person against the same liability under Section 7-109-102, 7-109-103, or 7-109-107 of the CBCA.

        Section 7-109-109 of the CBCA provides that a provision treating a corporation's indemnification of or advance for expenses that is contained in its articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise is valid only if and to the extent the provision is consistent with Sections 7-109-101 through 7-109-108 of the CBCA. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

        Article VI of AFT's Articles of Incorporation provides that AFT may indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of AFT), by reason of the fact that the person is or was a director or officer, employee or agent of AFT or a fiduciary within the meaning of the Employment Retirement Income Security Act of 1974 with respect to any employee benefit plan of AFT, or serves or served at the request of AFT as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

        Article V of AFT's Bylaws provides that AFT shall indemnify to the fullest extent not prohibited by law any current or former director or officer of AFT who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of AFT), by reason of the fact that such person is or was a director or officer, employee or agent of AFT or a fiduciary within the meaning of the Employment Retirement Income Security Act of 1974 with respect to any employee benefit plan of AFT, or serves or served at the request of AFT as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. Article V of AFT's Bylaws further provides that AFT shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (1) the person's good faith belief that the person is entitled to indemnification thereunder and (2) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification thereunder.

        Each of PCC Composites, Inc. ("Composites") and Greenville Metals, Inc. ("Greenville") is a Pennsylvania corporation. Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "PBCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 1742 of the PBCL provides, unless otherwise restricted in a corporation's bylaws, for indemnification in derivative actions except in respect of any claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or Section 1742 of the PBCL, or in defense of any claim, issue or matter therein, if the appropriate standards of conduct are met.

        Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors: (1) by a majority vote of a quorum of directors not parties to the action or proceeding; (2) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (3) by the shareholders.

        Section 1745 of the PBCL provides that expenses incurred by an officer, director, employee or agent in defending any action or proceeding referred to in Subchapter 17D of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

        Section 1746 of the PBCL provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, votes of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

        Section 1747 of the PBCL grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the PBCL.

        Article III of Composites' Articles of Incorporation provides that Composites shall indemnify to the fullest extent not prohibited by law any current or former director or officer of Composites who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of Composites), by reason of the fact that such person is or was a director or officer, employee or agent of Composites or a fiduciary within the meaning of the Employment Retirement Income Security Act of 1974 with respect to any employee benefit plan of Composites, or serves or served at the request of Composites as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust or other enterprise. Article III of Composites' Articles of Incorporation further provides that Composites shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (1) the person's good faith belief that the person is entitled to indemnification thereunder and (2) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification thereunder.

        Section 9 of Greenville's Bylaws provides that each director and officer of Greenville shall be indemnified by Greenville against expenditures reasonably made by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director or officer.

        Each of Cannon-Muskegon Corporation ("Cannon"), NSS Technologies, Inc. ("NSS") and SPS Technologies Waterford Company ("Waterford") is a Michigan corporation. Section 450.1561 of the Michigan Business Corporation Act ("MBCA") permits a corporation, subject to the limitations and procedures outlined in Section 450.1564a of the MBCA, to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

        Section 450.1562 of the MBCA further provides that a corporation, subject to the limitations and procedures outlined in Section 450.1564a of the MBCA, may indemnify any such person serving in such capacity who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with the action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification shall be made for a claim, issue or matter in which the person has been found liable to the corporation except to the extent authorized by the court upon application for indemnification pursuant to Section 450.1564c of the MBCA.

        Section 450.1563 of the MBCA also provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Section 450.561 or 450.562 of the MBCA, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection therewith or with a proceeding brought to enforce the mandatory indemnification provided for in this Section 450.1563.

        Section 450.1564b of the MBCA provides that a corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party or threatened to be made a party to an action suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the MBCA for the indemnification of a person under the circumstances. The undertaking must be an unlimited general obligation of the person but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

        Section 450.1564c of the MBCA also provides that a director, officer, employee or agent of the corporation who is a party or threatened to be made a party to an action suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction and that the court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 450.561 and 450.562 of the MBCA or was adjudged to be liable as described in Section 450.562 of the MBCA, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

        Section 450.1567 of the MBCA also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under Sections 450.1561 to 450.1565 of the MBCA.

        Section 6.01 of Cannon's Bylaws provides that, subject to all of the other provisions of Article VI thereof, Cannon shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Cannon or its shareholders, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 6.02 of Cannon's Bylaws provides further that, subject to all of the other provisions of Article VI thereof, Cannon shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of Cannon, or is or was serving at the request of Cannon as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Cannon or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to Cannon unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expense which the court shall deem proper.

        Section 6.03 of Cannon's Bylaws provides further that to the extent that a person has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Section 6.01 or 6.02 of Cannon's Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred therein by him in connection therewith.

        Section 6.04 of Cannon's Bylaws provides further that any indemnification under Section 6.01 or 6.02 thereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 or 6.02 thereof, whichever is applicable, and such determination shall be made: (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel, in a written opinion; or (3) by the shareholders.

        Section 6.05 of Cannon's Bylaws provides that expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 6.01 or Section 6.02 thereof may be paid by Cannon in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.04 thereof upon receipt of an undertaking by or on behalf of the person involved to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. Section 6.07 thereof provides further that Cannon may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Cannon, or who is or was serving at the request of Cannon as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Cannon would have power to indemnify him against such liability under Cannon's Bylaws or the MBCA.

        The Articles of Incorporation and Bylaws of NSS do not contain any provisions relating to indemnification or insurance.

        Article VII of Waterford's Bylaws provide that Waterford shall indemnify any director or officer, or former director or officer of Waterford or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, against reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of any civil, criminal or administrative action, suit or proceeding in which he is made a party or with which he is threatened by reason of being or having been or because of any act as such director or officer, within the course of his duties or employment, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties. Article VII thereof also provides that Waterford may reimburse any director or officer for the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of Waterford that such settlement be made and that such director or officer was not guilty of negligence or misconduct.

        Greer Stop Nut, Inc. ("Greer") is a Tennessee corporation. Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "TBCA"), subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Section 48-18-502 of the TBCA provides that a corporation may indemnify an Indemnifiable Director in any Proceeding against any obligation incurred in connection therewith, including any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including attorneys' fees), incurred in the Proceeding if: (1) the conduct of the individual was in good faith; (2) the individual reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that the individual's conduct was in its best interest, and (b) in all other cases, that the individual's conduct was at least not opposed to its best interest; and (3) in the case of any criminal Proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Section 48-18-502 of the TBCA further provides, however, that the corporation may not indemnify an Indemnifiable Director thereunder: (1) in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation; or (2) in connection with any other Proceeding charging improper personal benefit to the Indemnifiable Director, whether or not involving action in the individual's official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Director.

        Section 48-18-503 of the TBCA provides that, unless limited by its charter, a corporation shall indemnify an Indemnifiable Director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the Indemnifiable Director was a Party because of being an Indemnifiable Director of the corporation against reasonable expenses (including attorneys' fees) incurred by the Indemnifiable Director in connection with the Proceeding.

        In addition, Section 48-18-505 of the TBCA provides that, unless otherwise limited by a corporation's charter, an Indemnifiable Director of the corporation who is a Party to Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that: (1) the Indemnifiable Director is entitled to mandatory indemnification under Section 48-18-503 of the TBCA, in which case the court shall also order the corporation to pay the Indemnifiable Director's reasonable expenses incurred to obtain court-ordered indemnification; or (2) the Indemnifiable Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 48-18-502 of the TBCA or was adjudged liable as described in that Section 48-18-502, but if the individual was adjudged so liable the indemnification is limited to reasonable expenses incurred.

        Section 48-18-504 of the TBCA provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the individual furnishes the corporation (1) a written affirmation of the individual's good faith belief that the individual has met the prescribed standard of conduct; and (2) a written undertaking, executed personally or on the individual's behalf, to repay the advance if it is ultimately determined that the individual is not entitled to indemnification; the undertaking must be an unlimited obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification.

        Section 48-18-507 of the TBCA provides that, unless a corporation's charter provides otherwise, (1) to the same extent as an Indemnifiable Director, an officer of the corporation is entitled to mandatory indemnification under Section 48-18-503 thereof and is entitled to apply for court-ordered indemnification under Section 48-18-505 thereof; (2) that the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director; and (3) a corporation also may indemnify and advance expenses to an officer, employee, or agent who is not an Indemnifiable Director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

        Section 48-18-508 of the TBCA provides further that a corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Section 48-18-502 or 48-18-503 of the TBCA.

        Section 48-18-509 of the TBCA provides that the indemnification and advancement of expenses granted pursuant to the TBCA shall not be deemed exclusive of other such rights; provided, however, that no indemnification may be made to or on behalf of any Indemnifiable Director if a judgment or other final adjudication adverse to such individual establishes the individual's liability: (1) for any breach of the duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) under Section 48-18-304 of the TBCA for unlawful distributions. Section 48-18-509 of the TBCA provides further that if a corporation's charter limits indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the charter.

        Article VI of Greer's Bylaws provide that Greer shall indemnify and advance expenses to each present and future director or officer, or any present or future director of any other corporation serving as such at the request of the corporation because of the corporation's interest in such other corporation, or the executor, administrator, or other legal representative of any such director or officer, to the fullest extent allowed by the laws of the state of Tennessee, as now in effect and as hereafter adopted. Article VI also grants Greer the power to contract with any individual director, officer, employee, or agent for whatever additional indemnification the board of directors shall deem appropriate, as long as it is consistent with public policy.

        Metalac Fasteners, Inc. ("Metalac") is an Illinois corporation. Subsection (a) of Section 8.75 ("Section 8.75") of the Illinois Business Corporation Act (the "IBCA") gives Metalac power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Metalac) by reason of the fact that the person is or was a director, officer, employee or agent of Metalac, or is or was serving at the request of Metalac as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Metalac, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 8.75(b) also gives Metalac power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Metalac to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of Metalac, or is or was serving at the request of Metalac as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Metalac, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been adjudged to have been liable to Metalac, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 8.75(c) further provides that, to the extent that a present or former director, officer or employee of Metalac has been successful on the merits or otherwise in defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 8.75, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

        Section 8.75(d) further provides that any indemnification under subsections (a) and (b) of Section 8.75 (unless ordered by a court) shall be made by Metalac only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b) of Section 8.75. Such determination shall be made with respect to a person who is a director or officer at the time of the determination: (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, (3) if there are no such directors, or if the directors so direct, by independent legal counsel, in a written opinion; or (4) by the shareholders.

        Section 8.75(e) also provides that expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by Metalac in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director of officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

        Section 8.75(g) also authorizes Metalac to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Metalac, or is or was serving at the request of Metalac as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not Metalac would have the power to indemnify such person against such liability under the provisions of Section 8.75.

        Metalac's Articles of Incorporation and Bylaws contain no provisions regarding indemnification or insurance.

        The Company maintains liability insurance on behalf of the directors, officers, and managers (as the case may be) of the Company and its subsidiaries.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company or its subsidiaries pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

4.1	Indenture dated December 17, 1997 between J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) as Trustee and PCC (Incorporated herein by reference to Exhibit (4)A to the Form 10-K filed June 26, 1998) (File number 1-10348)
4.2	Officers' Certificate dated December 17, 1997 pursuant to Indenture dated December 17, 1997 (Incorporated herein by reference to Exhibit (4)B to the Form 10-K filed June 11, 2002) (File number 1-10348)
4.3	Officers' Certificate dated March 3, 2000 pursuant to Indenture dated December 17, 1997 (Incorporated herein by reference to Exhibit 4.2 to the Form S-4 filed March 31, 2000) (File number 333-33764)
4.4	Form of 8.75% Senior Note due 2005 (Incorporated herein by reference to Exhibit 4.4 to the Form S-4 filed March 31, 2000) (File number 333-33764)
4.5	First Supplemental Indenture dated as of June 30, 2001 between J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) as Trustee and PCC (Incorporated herein by reference to Exhibit 4.6 to the Form S-4 filed September 23, 2003) (File number 333-109033)
4.6	PCC Guarantee of Subsidiaries dated July 1, 2001 (Incorporated herein by reference to Exhibit (4)E to the Form 10-K filed June 11, 2002) (File number 1-10348)
4.7	Second Supplemental Indenture dated as of December 9, 2003 among J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee, PCC and the guarantors named therein (incorporated herein by reference to Exhibit 4.2 to the Form 10-Q filed February 11, 2004) (File number 1-10348)
4.8	Third Supplemental Indenture dated as of December 9, 2003 among J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee, PCC and the guarantors named therein (incorporated herein by reference to Exhibit 4.3 to the Form 10-Q filed February 11, 2004) (File number 1-10348)
4.9	Form of 5.60% Senior Note due 2013 (Incorporated herein by reference to Exhibit A to Exhibit 4.7 of this Registration Statement)
4.10	Form of Notation of Guarantee (Incorporated herein by reference to Exhibit E to Exhibit 4.7 of this Registration Statement)
4.11	Registration Rights Agreement dated as of December 9, 2003 among PCC, the guarantors named therein and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.6 to the Form 10-Q filed February 11, 2004) (File number 1-10348)
4.12	Amended and Restated Note Purchase Agreement dated as of December 9, 2003 among PCC and the Holders named therein (incorporated herein by reference to Exhibit 4.7 to the Form 10-Q filed February 11, 2004) (File number 1-10348)
5.1	Opinion of Stoel Rives LLP
5.2	Opinion of Davis Graham & Stubbs LLP, special Colorado counsel
5.3	Opinion of Parker, Hudson, Rainer & Dobbs LLP, special Georgia counsel.
5.4	Opinion of Quarles & Brady LLP, special Illinois counsel.
5.5	Opinion of Mirick, O'Connell, DeMallie & Lougee, LLP, special Massachusetts counsel.
5.6	Opinion of Warner Norcross & Judd LLP, special Michigan counsel.

5.7	Opinion of Baker & Hostetler LLP, special Ohio counsel.
5.8	Opinion of Montgomery, McCracken, Walker & Rhoads LLP, special Pennsylvania counsel.
5.9	Opinion of Moore & Van Allen PLLC, special South Carolina counsel.
5.10	Opinion of Boult, Cummings, Conners & Berry PLC, special Tennessee counsel.
5.11	Opinion of Quarles & Brady LLP, special Wisconsin counsel.
12.1	Statement re Computation of Ratios
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants for PCC
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants for SPS
23.3	Consent of Stoel Rives LLP (included in Exhibit 5.1)
23.4	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2)
23.5	Consent of Parker, Hudson, Rainer & Dobbs LLP (included in Exhibit 5.3).
23.6	Consent of Quarles & Brady LLP (included in Exhibit 5.4).
23.7	Consent of Mirick, O'Connell, DeMallie & Lougee, LLP (included in Exhibit 5.5).
23.8	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.6).
23.9	Consent of Baker & Hostetler LLP (included in Exhibit 5.7).
23.10	Consent of Montgomery, McCracken, Walker & Rhoads LLP (included in Exhibit 5.8).
23.11	Consent of Moore & Van Allen PLLC (included in Exhibit 5.9).
23.12	Consent of Boult, Cummings, Conners & Berry PLC (included in Exhibit 5.10).
23.13	Consent of Quarles & Brady LLP (included in Exhibit 5.11).
24.1	Powers of Attorney (included on the signatures pages of this Registration Statement)
25.1	Statement of Eligibility of Trustee
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
99.4	Form of Letter to Clients

Item 22. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (e)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

PRECISION CASTPARTS CORP.
By:	/s/ MARK DONEGAN Mark Donegan Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ PETER R. BRIDENBAUGH Peter R. Bridenbaugh	Director
/s/ DEAN T. DUCRAY Dean T. DuCray	Director

/s/ DON R. GRABER Don R. Graber	Director
/s/ WILLIAM C. MCCORMICK William C. McCormick	Director
/s/ VERNON E. OECHSLE Vernon E. Oechsle	Director
/s/ BYRON O. POND, JR. Byron O. Pond, Jr.	Director
/s/ STEVEN G. ROTHMEIER Steven G. Rothmeier	Director
/s/ J. FRANK TRAVIS J. Frank Travis	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

ADVANCED FORMING TECHNOLOGY, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ SHAN R. BECKLEY Shan R. Beckley	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

AVIBANK MFG., INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ STEVE G. HACKETT Steve G. Hackett	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

CANNON-MUSKEGON CORPORATION
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ JOSEPH SNOWDEN Joseph Snowden	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

CARMET COMPANY
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ ROSS M. LIENHART Ross M. Lienhart	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

CARMET INVESTORS, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ PETER G. WAITE Peter G. Waite	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

GREENVILLE METALS, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ JOSEPH SNOWDEN Joseph Snowden	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

GREER STOP NUT, INC.
By:	/s/ MARK DONEGAN Mark Donegan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ STEVE G. HACKETT Steve G. Hackett	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

HOWELL PENNCRAFT, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ DENNIS KONKOL Dennis Konkol	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

INTERNATIONAL EXTRUDED PRODUCTS, LLC
By:	/s/ MARK DONEGAN Mark Donegan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ ROGER A. COOKE Roger A. Cooke	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

J&L FIBER SERVICES, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ DENNIS KONKOL Dennis Konkol	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

M. ARGUESO & CO., INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ JOSEPH SNOWDEN Joseph Snowden	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

METALAC FASTENERS, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ STEVE G. HACKETT Steve G. Hackett	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

NSS TECHNOLOGIES, INC.
By:	/s/ STEVE G. HACKETT Steve G. Hackett Chief Executive Officer and Chief Operating Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman and Director
/s/ STEVE G. HACKETT Steve G. Hackett	Chief Executive Officer, Chief Operating Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

PCC AIRFOILS LLC
By:	/s/ MARK DONEGAN Mark Donegan Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ PETER G. WAITE Peter G. Waite	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

PCC COMPOSITES, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ SHAN BECKLEY Shan Beckley	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

PCC SPECIALTY PRODUCTS, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ GREGORY M. DELANEY Gregory M. Delaney	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

PCC STRUCTURALS, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ ROSS M. LIENHART Ross M. Lienhart	Director
/s/ STEVE G. HACKETT Steve G. Hackett	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

PRECISION FOUNDERS, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ ROSS M. LIENHART Ross M. Lienhart	Director
/s/ STEVE G. HACKETT Steve G. Hackett	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

SPS INTERNATIONAL INVESTMENT COMPANY
By:	/s/ MARK DONEGAN Mark Donegan Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer, President (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ ROGER A. COOKE Roger A. Cooke	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

SPS TECHNOLOGIES WATERFORD COMPANY
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ STEVE G. HACKETT Steve G. Hackett	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

SPS TECHNOLOGIES, LLC, F/K/A/ STAR ACQUISITION, LLC
By:	/s/ MARK DONEGAN Mark Donegan Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Precision Castparts Corp.	Manager
/s/ WILLIAM D. LARSSON
By:	William D. Larsson
Its:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

UNBRAKO LLC
By:	/s/ MARK DONEGAN Mark Donegan Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ STEVE G. HACKETT Steve G. Hackett	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WG FORGINGS 2 LLC
By:	/s/ MARK DONEGAN Mark Donegan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Wyman-Gordon Company	Manager
/s/ WILLIAM D. LARSSON
By:	William D. Larsson
Its:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WG FORGINGS 3 LLC
By:	/s/ MARK DONEGAN Mark Donegan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Wyman-Gordon Company	Manager
/s/ WILLIAM D. LARSSON
By:	William D. Larsson
Its:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WG WASHINGTON STREET, LLC
By:	/s/ MARK DONEGAN Mark Donegan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Wyman-Gordon Company	Manager
/s/ WILLIAM D. LARSSON
By:	William D. Larsson
Its:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WGF I LLC
By:	/s/ MARK DONEGAN Mark Donegan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Wyman-Gordon Company	Manager
/s/ WILLIAM D. LARSSON
By:	William D. Larsson
Its:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WGF II LLC
By:	/s/ MARK DONEGAN Mark Donegan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Wyman-Gordon Company	Manager
/s/ WILLIAM D. LARSSON
By:	William D. Larsson
Its:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WYMAN-GORDON COMPANY
By:	/s/ MARK DONEGAN Mark Donegan Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ JOHN ERICKSEN John Ericksen	Director
/s/ JOHN E. HOULDEN James E. Houlden	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WYMAN GORDON FORGINGS (CLEVELAND), INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ JOHN ERICKSEN John Ericksen	Director
/s/ JAMES E. HOULDEN James E. Houlden	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WYMAN-GORDON FORGINGS LP
By:	/s/ MARK DONEGAN Mark Donegan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
WGF I LLC	General Partner
By:	Wyman-Gordon Company
Its:	Managing Member
/s/ WILLIAM D. LARSSON
By:	William D. Larsson
Its:	Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 25, 2004.

WYMAN-GORDON INVESTMENT CASTINGS, INC.
By:	/s/ MARK DONEGAN Mark Donegan Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark Donegan, William D. Larsson and Roger A. Cooke, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2004.

Signature	Title

/s/ MARK DONEGAN Mark Donegan	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ WILLIAM D. LARSSON William D. Larsson	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
/s/ STEVE G. HACKETT Steve G. Hackett	Director
/s/ ROSS M. LIENHART Ross M. Lienhart	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture dated December 17, 1997 between J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) as Trustee and PCC (Incorporated herein by reference to Exhibit (4)A to the Form 10-K filed June 26, 1998) (File number 1-10348)
4.2
Officers' Certificate dated December 17, 1997 pursuant to Indenture dated December 17, 1997 (Incorporated herein by reference to Exhibit (4)B to the Form 10-K filed June 11, 2002) (File number 1-10348)
4.3	Officers' Certificate dated March 3, 2000 pursuant to Indenture dated December 17, 1997 (Incorporated herein by reference to Exhibit 4.2 to the Form S-4 filed March 31, 2000) (File number 333-33764)
4.4	Form of 8.75% Senior Note due 2005 (Incorporated herein by reference to Exhibit 4.4 to the Form S-4 filed March 31, 2000) (File number 333-33764)
4.5
First Supplemental Indenture dated as of June 30, 2001 between J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) as Trustee and PCC (Incorporated herein by reference to Exhibit 4.6 to the Form S-4 filed September 23, 2003) (File number 333-109033)
4.6	PCC Guarantee of Subsidiaries dated July 1, 2001 (Incorporated herein by reference to Exhibit (4)E to the Form 10-K filed June 11, 2002) (File number 1-10348)
4.7
Second Supplemental Indenture dated as of December 9, 2003 among J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee, PCC and the guarantors named therein (incorporated herein by reference to Exhibit 4.2 to the Form 10-Q filed February 11, 2004) (File number 1-10348)
4.8
Third Supplemental Indenture dated as of December 9, 2003 among J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee, PCC and the guarantors named therein (incorporated herein by reference to Exhibit 4.3 to the Form 10-Q filed February 11, 2004) (File number 1-10348)
4.9	Form of 5.60% Senior Note due 2013 (Incorporated herein by reference to Exhibit A to Exhibit 4.7 of this Registration Statement)
4.10	Form of Notation of Guarantee (Incorporated herein by reference to Exhibit E to Exhibit 4.7 of this Registration Statement)
4.11
Registration Rights Agreement dated as of December 9, 2003 among PCC, the guarantors named therein and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.6 to the Form 10-Q filed February 11, 2004) (File number 1-10348)
4.12
Amended and Restated Note Purchase Agreement dated as of December 9, 2003 among PCC and the Holders named therein (incorporated herein by reference to Exhibit 4.7 to the Form 10-Q filed February 11, 2004) (File number 1-10348)
5.1	Opinion of Stoel Rives LLP
5.2	Opinion of Davis Graham & Stubbs LLP, special Colorado counsel
5.3	Opinion of Parker, Hudson, Rainer & Dobbs LLP, special Georgia counsel
5.4	Opinion of Quarles & Brady LLP, special Illinois counsel

5.5	Opinion of Mirick, O'Connell, DeMallie & Lougee, LLP, special Massachusetts counsel
5.6	Opinion of Warner Norcross & Judd LLP, special Michigan counsel
5.7	Opinion of Baker & Hostetler LLP, special Ohio counsel
5.8	Opinion of Montgomery, McCracken, Walker & Rhoads LLP, special Pennsylvania counsel
5.9	Opinion of Moore & Van Allen PLLC, special South Carolina counsel
5.10	Opinion of Boult, Cummings, Conners & Berry PLC, special Tennessee counsel
5.11	Opinion of Quarles & Brady LLP, special Wisconsin counsel
12.1	Statement re Computation of Ratios
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants for PCC
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants for SPS
23.3	Consent of Stoel Rives LLP (included in Exhibit 5.1)
23.4	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2)
23.5	Consent of Parker, Hudson, Rainer & Dobbs LLP (included in Exhibit 5.3)
23.6	Consent of Quarles & Brady LLP (included in Exhibit 5.4)
23.7	Consent of Mirick, O'Connell, DeMallie & Lougee, LLP (included in Exhibit 5.5)
23.8	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.6)
23.9	Consent of Baker & Hostetler LLP (included in Exhibit 5.7)
23.10	Consent of Montgomery, McCracken, Walker & Rhoads LLP (included in Exhibit 5.8)
23.11	Consent of Moore & Van Allen PLLC (included in Exhibit 5.9)
23.12	Consent of Boult, Cummings, Conners & Berry PLC (included in Exhibit 5.10)
23.13	Consent of Quarles & Brady LLP (included in Exhibit 5.11)
24.1	Powers of Attorney (included on signature pages of this Registration Statement)
25.1	Statement of Eligibility of Trustee
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
99.4	Form of Letter to Clients

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TABLE OF CONTENTS
SUMMARY
Precision Castparts Corp.
Recent Developments
Corporate Information
The Exchange Offer
The New Notes
Summary of Historical Consolidated Financial Data
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Combined Statement of Income For the Fiscal Year Ended March 30, 2003
Unaudited Pro Forma Condensed Combined Statement of Income For the Nine Months Ended December 28, 2003
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (in millions, except per share data)
THE EXCHANGE OFFER
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF NEW NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
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POWER OF ATTORNEY
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EXHIBIT INDEX